OMNICARE CAPITAL TRUST I

AMENDED AND RESTATED

TRUST AGREEMENT

among

OMNICARE, INC., as Depositor,

JPMorgan Chase Bank, as Property Trustee,

Chase Manhattan Bank USA, National Association,

as Delaware Trustee,

and

David W. Froesel, Jr. and Thomas Marsh,

as Administrative Trustees

Dated as of June 13, 2003

OMNICARE CAPITAL TRUST I

Certain Sections of this Trust Agreement relating to

Sections 310 through 318 of the

Trust Indenture Act of 1939:

Trust Indenture Act Section		Trust Agreement Section
Section 310	(a)(1)	8.07
	(a)(2)	8.07(a)
	(a)(3)	8.09
	(a)(4)	Not Applicable
	(b)	8.08
Section 311	(a)	8.13
	(b)	8.13
Section 312	(a)	5.08
	(b)	5.08
	(c)	5.08
Section 313	(a)	8.14(a)
	(b)	8.14(b)
	(c)	8.14(c)
	(d)	8.14(c)
Section 314	(a)	8.15
	(b)	Not Applicable
	(c)(1)	8.15, 8.16
	(c)(2)	8.16
	(c)(3)	8.16
	(d)	Not Applicable
	(e)	8.16
Section 315	(a)	8.01
	(b)	8.02
	(c)	8.01(a)
	(d)	8.01, 8.03
	(e)	Not Applicable
Section 316	(a)	Not Applicable
	(a)(1)(A)	8.20
	(a)(1)(B)	6.01(b)
	(a)(2)	Not Applicable
	(b)	Not Applicable
	(c)	Not Applicable
Section 317	(a)(1)	Not Applicable
	(a)(2)	Not Applicable
	(b)	5.10
Section 318	(a)	10.08(c)

Note: This Cross-Reference Table does not constitute part of the Trust Agreement and shall not affect the interpretation of any of its terms and provisions.

i

ii

iii

AMENDED AND RESTATED TRUST AGREEMENT

THIS AMENDED AND RESTATED TRUST AGREEMENT is made as of June 13, 2003, by and among (i) Omnicare, Inc., a Delaware corporation (the “Depositor” or the “Company”), (ii) JPMorgan Chase Bank, a banking corporation duly organized and existing under the laws of New York, as trustee (the “Property Trustee” and, in its separate corporate capacity and not in its capacity as Property Trustee, the “Bank”), (iii) Chase Manhattan Bank USA, National Association, as Delaware trustee (the “Delaware Trustee” and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the “Delaware Bank”), (iv) David W. Froesel, Jr., an individual, and Thomas Marsh, an individual, as administrative trustees (each an “Administrative Trustee” and together, the “Administrative Trustees”) (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the “Trustees”) and (v) the several Holders, as hereinafter defined.

WITNESSETH:

WHEREAS, the Depositor and the Delaware Trustee have heretofore duly declared and established a statutory trust pursuant to the Delaware Statutory Trust Act by the entering into that certain Trust Agreement, dated as of February 7, 2003 (the “Original Trust Agreement”), and by the execution and filing by the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, dated February 7, 2003; and

WHEREAS, the parties hereto desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (i) the addition of the Bank, as Property Trustee, (ii) the addition of David W. Froesel, Jr., an individual, and Thomas Marsh, an individual, as administrative trustees of the Trust, (iii) the acquisition by the Trust of the Convertible Debentures, (iv) the issuance of the Common Securities by the Trust to the Depositor and (v) the issuance and sale of the Trust PIERS by the Trust pursuant to the Underwriting Agreement.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Holders, hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

ARTICLE I

DEFINED TERMS

Section 1.01 Definitions. For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or a Section, as the case may be, of this Trust Agreement; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

“Act” has the meaning specified in Section 6.05.

“Administrative Trustee” means each of the individuals identified as an “Administrative Trustee” in the preamble to this Trust Agreement solely in their capacities as Administrative Trustees of the Trust formed and continued hereunder and not in their individual capacities, or such trustee’s successor(s) in interest in such capacity, or any successor “Administrative Trustee” appointed as herein provided.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” has the meaning specified in Section 5.05(c).

“Bank” has the meaning specified in the preamble to this Trust Agreement.

“Bankruptcy Event” means, with respect to any Person:

(i) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under federal bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of 60 consecutive days; or

(ii) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any such action.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor’s Board of Directors or a duly authorized committee thereof and to be in full force and effect on the date of such certification, and delivered to the Trustees.

“Book-Entry Trust PIERS Certificate” means a certificate representing Trust PIERS issued in global, fully registered form to the Clearing Agency as described in Section 5.13.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office or the Indenture Trustee’s principal corporate trust office is closed for business.

“Certificate Depository Agreement” means the agreement among the Trust, the Property Trustee and The Depository Trust Company, as the initial Clearing Agency, dated June 10, 2003 relating to the Trust PIERS Certificates, as the same may be amended and supplemented from time to time.

“Change of Control” means when any of the following has occurred:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Depositor and its subsidiaries taken as a whole to any Person other than any transaction:

(i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Depositor’s capital stock; and

(ii) pursuant to which holders of the Depositor’s capital stock entitled to vote generally in elections of directors immediately prior to such transaction are entitled to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Depositor’s capital stock entitled to vote generally in elections of directors of the continuing or surviving person immediately after giving effect to such transaction;

(b) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person, other than one or more Principals and their Related Parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock the Depositor is entitled at the time to vote in elections of directors of the Depositor, measured by voting power rather than number of shares; or

(c) the first day on which a majority of the members of the board of directors of the Depositor are not Continuing Directors.

However, a Change of Control will not be deemed to have occurred if:

(x) the closing sale price per share of the Depositor’s common stock for any five full Trading Days within the period of ten consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (a) of this definition, or the period of ten consecutive full Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (c) of this definition above, equals or exceeds 110% of the Conversion Price per share of common stock in effect on each of those Trading Days (as adjusted); or

(y) at least 90% of the consideration (excluding cash payments or fractional shares and dissenters’ appraisal rights) in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Trust PIERS become convertible into such Common Stock (and any rights attached thereto).

“Change of Control Offer” has the meaning specified in Section 4.04(b).

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

“Clearing Agency Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Sale Price” means the closing sale price per share of Common Stock or per Trust PIERS, as the case may be, (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock or Trust PIERS, as applicable, is traded or, if the Common Stock or Trust PIERS, as applicable, is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

If the Common Stock or Trust PIERS, as applicable, is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “Closing Sale Price” shall mean the last quoted bid price for the Common Stock or Trust PIERS, as applicable, in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If the Common Stock or Trust PIERS, as applicable, is not so quoted, the “Closing Sale Price” will be the average of the mid-point of the last bid and ask prices for the Common Stock or Trust PIERS, as applicable, on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, par value $1 per share, of the Depositor.

“Common Security” means an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $50 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions, Contingent Distributions and a Liquidation Distribution as provided herein.

“Common Securities Certificate” means a certificate evidencing ownership of a Common Security or Securities, substantially in the form attached as Exhibit A.

“Company” has the meaning specified in the preamble hereto.

“Contingent Distribution” has the meaning specified in Section 4.01(b).

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Depositor who:

(a) was a member of the Depositor’s Board of Directors on June 13, 2003; or

(b) was nominated for election or elected to the Depositor’s Board of Directors with the approval of a majority of the continuing directors who were members of the Board at the time of a new director’s nomination or election.

“Conversion Agent” has the meaning specified in Section 4.03(d).

“Conversion Date” has the meaning specified in Section 4.03.

“Conversion Ratio” has the meaning specified in Section 4.03(a).

“Conversion Request” has the meaning specified in Section 4.03(b).

“Convertible Debentures” means the $355,670,100 aggregate principal amount of the Depositor’s 4% Junior Subordinated Convertible Debentures due 2033, issued pursuant to the Subordinated Indenture.

“Corporate Trust Office” means the office of the Property Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 4 New York Plaza, 15th Floor, New York, New York, Attention: Institutional Trust Services, or such other address as the Property Trustee may designate to the Trust.

“Definitive Trust PIERS Certificates” means either or both (as the context requires) of (i) Trust PIERS Certificates issued in certificated, fully registered form as provided in Section 5.13(a) and (ii) Trust PIERS Certificates issued in certificated, fully registered form as provided in Section 5.15.

“Delaware Bank” has the meaning specified in the preamble to this Trust Agreement.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as it may be amended from time to time.

“Delaware Trustee” means the commercial bank or trust company or any other Person identified as the “Delaware Trustee” and has the meaning specified in the preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

“Depositor” means Omnicare, Inc., in its capacity as “Depositor” under this Trust Agreement.

“Distribution Date” has the meaning specified in Section 4.01(a).

“Distributions” means amounts payable in respect of the Trust Securities as provided in Section 4.01.

“DTC” means The Depository Trust Company.

“Event of Default” has the meaning provided in the Subordinated Indenture.

“Expense Agreement” means the Agreement as to Expenses and Liabilities between the Company and the Trust, substantially in the form attached as Exhibit B, as amended from time to time.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Extension Period” has the meaning provided in Section 6.01 of the Second Supplemental Indenture.

“Guarantee” means the Guarantee Agreement executed and delivered by the Company and JPMorgan Chase Bank, as Guarantee Trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Trust PIERS, as amended from time to time.

“Holder” means a Person in whose name a Trust Security or Securities is registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Statutory Trust Act.

“Indenture Redemption Date” means “Redemption Date,” as defined in the Subordinated Indenture.

“Indenture Trustee” means the trustee under the Subordinated Indenture.

“Investment Company Event” means the receipt by the Trust and the Depositor of an opinion of independent securities counsel experienced in such matters, to the effect that, as a result of the occurrence of an amendment to or change (including any announced prospective change) in any law or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or any official administrative written pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, the Trust is, or within 90 days of the date of the opinion will be, considered an “investment company” that is required to be registered under the 1940 Act.

“Issue Date” means the date of the delivery of the Trust Securities.

“Lien” means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Like Amount” means (i) Trust Securities having a Liquidation Amount equal to the principal amount of Convertible Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) Convertible Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Convertible Debentures are distributed.

“Liquidation Amount” means the stated amount of $50 per Trust Security.

“Liquidation Date” means the date on which Convertible Debentures are to be distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.05.

“Liquidation Distribution” has the meaning specified in Section 9.05(f).

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 8.16 shall be the principal executive, financial or accounting officer of the Depositor. An Officers’ Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

(a) a statement that each officer signing the Officers’ Certificate has read the covenant or condition and the definitions relating thereto;

(b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers’ Certificate;

(c) a statement that each such officer has made such examination or investigation as is necessary, in such officer’s opinion, to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Trust, the Trustees or the Depositor, but not an employee of the Trust or the Trustees, and who shall be reasonably acceptable to the Property Trustee. Any Opinion of Counsel pertaining to federal income tax matters may rely on published rulings of the Internal Revenue Service.

“Original Trust Agreement” has the meaning specified in the recitals to this Trust Agreement.

“Outstanding,” when used with respect to Trust PIERS, means, as of the date of determination, all Trust PIERS theretofore delivered under this Trust Agreement, except:

(i) Trust PIERS theretofore canceled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

(ii) Trust PIERS for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Trust PIERS; provided that if such Trust PIERS are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

(iii) Trust PIERS in exchange for or in lieu of which other Trust PIERS have been delivered pursuant to this Trust Agreement;

provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Trust PIERS have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Trust PIERS owned by the Depositor, the Holder of the Common Securities, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Trust PIERS which such Trustee actually knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the outstanding Trust PIERS are owned by the Depositor, the Holder of the Common Securities, one or more Trustees and/or any such Affiliate. Trust PIERS so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee’s right so to act with respect to such Trust PIERS and that the pledgee is not the Depositor or any Affiliate of the Depositor.

“Owner” means each Person who is the beneficial owner of a Book-Entry Trust PIERS Certificate as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

“Paying Agent” means any paying agent or co-paying agent appointed pursuant to Section 5.10 and shall initially be the Property Trustee.

“Payment Account” means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee for the benefit of the Holders in which all amounts paid in respect of the Convertible Debentures will be held and from which the Property Trustee shall make payments to the Holders in accordance with Sections 4.01 and 4.02.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Principal” means Joel Gemunder, an entity controlled by Joel Gemunder and/or a trust for his benefit or any employee benefit plan of the Depositor (including plans for the benefit of employees of its subsidiaries).

“Property Trustee” means the commercial bank or trust company identified as the “Property Trustee” in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor “Property Trustee” as herein provided.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Indenture Redemption Date shall be a Redemption Date for a Like Amount of Trust Securities.

“Redemption Price” means, with respect to any date fixed for redemption of any Trust Security, the Liquidation Amount of such Trust Security, plus accrued and unpaid Distributions, including Contingent Distributions, to such date.

“Related Party” means:

(a) any controlling stockholder, 80% (or more) owned subsidiary, or immediate family member (in the case of an individual) of any Principal; or

(b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in clause (a) of this definition.

“Relevant Trustee” shall have the meaning specified in Section 8.10.

“Responsible Officer” means, when used with respect to the Property Trustee, any officer of the Property Trustee within the Institutional Trust Services—Conventional Debt Unit (or any successor unit, department or division of the Property Trustee) located at the Corporate Trust Office of the Property Trustee who has direct responsibility for the administration of this Trust Agreement and for the purposes of Section 8.01(c)(i) also means, with respect to a particular corporate trust matter, any other officer, trust officer or person to whom such matter is referred because of his or her knowledge of and familiarity of the particular subject.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Register” and “Securities Registrar” are described in Section 5.04.

“Special Event” means a Tax Event or an Investment Company Event.

“Subordinated Indenture” means the Convertible Debentures Indenture, dated as of June 13, 2003, between the Depositor and the Indenture Trustee, as supplemented by that certain Second Supplemental Indenture, dated as of June 13, 2003, between the Depositor and the Indenture Trustee.

“Tax Event” means the receipt by the Trust and the Depositor of an independent opinion of independent tax counsel experienced in such matters, to the effect that, as a result of (a) any amendment to, change in or announced prospective change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or (b) any official administrative written decision or pronouncement, or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to the United States federal income tax with respect to income received or accrued on the Convertible Debentures, (ii) interest payable by the Company on the Convertible Debentures is not, or within 90 days of the date of such opinion will not be, deductible, in whole or in part, by the Company for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Trading Day” shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or another national security exchange is open for business or (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made on thereon or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of the Trust PIERS on any date means the Closing Sale Price per Trust PIERS (or if no Closing Sale Price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions by the principal U.S. securities exchange on which the Trust PIERS are traded or, if the Trust PIERS are not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market.

If the Trust PIERS are not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the “trading price” will be the last quoted bid price for Trust PIERS in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.

If the Trust PIERS are not so quoted, the “trading price” will be the average of the mid-point of the last bid and ask prices for Trust PIERS on the relevant date from each of at least three nationally recognized independent investment banking firms selected by Omnicare for this purpose.

“Trust” means the Delaware Statutory Trust continued hereby and identified on the cover page to this Trust Agreement.

“Trust Agreement” means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Amended and Restated Trust Agreement and any modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Amended and Restated Trust Agreement and any such modification, amendment or supplement, respectively.

“Trustees” means the Persons identified as “Trustees” in the preamble to this Trust Agreement solely in their capacities as Trustees of the Trust formed and continued hereunder and not in their individual capacities, or their successor in interest in such capacity, or any successor trustee appointed as herein provided.

“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust PIERS” means an undivided beneficial ownership interest in the assets of the Trust having a Liquidation Amount of $50 and having rights provided therefor in this Trust Agreement, including the right to receive Distributions, including Contingent Distributions, and a Liquidation Distribution as provided herein.

“Trust PIERS Certificate” means a certificate evidencing ownership of a Trust PIERS or Securities, substantially in the form attached as Exhibit C.

“Trust Property” means (i) the Convertible Debentures, (ii) any cash on deposit in, or owing to, the Payment Account, and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to this Trust Agreement.

“Trust Securities Certificate” means any one of the Common Securities Certificates or the Trust PIERS Certificates.

“Trust Security” means any one of the Common Securities or the Trust PIERS.

“Underwriters” means the underwriters named in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated June 10, 2003, among the Trust, the Depositor and the Underwriters.

ARTICLE II

Establishment Of The Trust

Section 2.01 Name . The Trust continued hereby shall be known as “Omnicare Capital Trust I,” in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Administrative Trustees may change the name of the Trust from time to time following written notice to the Holders.

Section 2.02 Offices of the Trustees; Principal Place of Business . The address of the Property Trustee is JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, Attn: Institutional Trust Services, or at such other address as the Property Trustee may designate by written notice to the Holders and the Depositor. The principal place of business of the Delaware Trustee is c/o Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (3rd Floor), Newark, Delaware 19713, Attn: Institutional Trust Services, or at such other address in Delaware as the Delaware Trustee may designate by notice to the Depositor. The address of the Administrative Trustees is c/o Omnicare, Inc., 100 East RiverCenter Boulevard, Covington, Kentucky 41011, Attention: Secretary. The principal place of business of the Trust is c/o Omnicare, Inc., 100 East RiverCenter Boulevard, Covington, Kentucky 41011. The Depositor may change the principal place of business of the Trust at any time by giving notice thereof to the Trustees.

Section 2.03 Initial Contribution of Trust Property; Organizational Expenses . The Delaware Trustee acknowledges receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of the Trustees, promptly reimburse the Trustees for any such expenses paid by the Trustees. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 2.04 Issuance of the Trust PIERS . Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall execute in accordance with Section 5.02 and deliver in accordance with the Underwriting Agreement a Book-Entry Trust PIERS Certificate registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of 6,900,000 Trust PIERS having an aggregate Liquidation Amount of $345,000,000 against receipt of the aggregate purchase price therefor, which amount the Administrative Trustees shall promptly deliver to the Property Trustee.

Section 2.05 Issuance of the Common Securities. Subscription and Purchase of Convertible Debentures . Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall execute in accordance with Section 5.03 and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 213,402 Common Securities having an aggregate Liquidation Amount of $10,670,100 (equal to approximately 3% of the total capital of the Trust), against payment by the Depositor of such amount. Contemporaneously therewith, the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Convertible Debentures, registered in the name of the Property Trustee, on behalf of the Trust and the Holders, and having an aggregate principal amount equal to $355,670,100, and in satisfaction of the purchase price for such Convertible Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $355,670,100.

Section 2.06 Declaration of Trust . The exclusive purposes and functions of the Trust are (i) to issue and sell the Trust Securities and use the proceeds from such sale to acquire the Convertible Debentures, and (ii) to engage in those activities necessary, incidental, appropriate or convenient thereto. The Depositor hereby appoints the Trustees of the Trust to have all the rights, powers and duties to the extent set forth herein. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Holders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees for the sole and limited purpose of fulfilling the requirements of Section 3807(a) of the Delaware Statutory Trust Act.

Section 2.07 Authorization to Enter into Certain Transactions.

(a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section and Article VIII, and in accordance with the following paragraphs (i) and (ii), the Trustees shall have the authority to enter into all transactions and agreements determined by the Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including, without limitation, the following:

(i) As among the Trustees, the Administrative Trustees, acting singly or jointly, shall have the exclusive power, duty and authority to act on behalf of the Trust with respect to the following matters:

(A) to acquire the Convertible Debentures with the proceeds of the sale of the Trust Securities; provided, however, the Administrative Trustees shall cause legal title to all of the Convertible Debentures to be vested in, and the Convertible Debentures to be held of record in the name of, the Property Trustee for the benefit of the Trust and Holders of the Trust Securities;

(B) to employ or otherwise engage employees and agents (who may be designated as officers with titles) and managers, contractors, advisors, and consultants and pay reasonable compensation for such services;

(C) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Trust Securities or to enable the Trust to effect the purposes for which the Trust has been created;

(D) to take all action necessary to cause all applicable tax returns and tax information reports that are required to be filed with respect to the Trust to be duly prepared and filed by the Administrative Trustees, on behalf of the Trust;

(E) to issue and sell the Trust Securities and to comply with the Underwriting Agreement in connection therewith;

(F) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the consummation hereof;

(G) to assist in the registration of the Trust PIERS under the Securities Act and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

(H) to assist in the registration or listing of the Trust PIERS with DTC or upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Trust PIERS under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

(I) to send notices (other than notices of default) and other information regarding the Trust Securities and the Convertible Debentures to the Holders in accordance with this Trust Agreement;

(J) to appoint a Paying Agent (subject to Section 5.10), Conversion Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

(K) to assist in, to the extent provided in this Trust Agreement, the winding up of the affairs of and termination of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

(L) to take any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary, appropriate, convenient or advisable to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder).

(ii) As among the Trustees, the Property Trustee shall have the exclusive power, duty and authority to act on behalf of the Trust with respect to the following ministerial matters:

(A) the establishment and maintenance of the Payment Account;

(B) the receipt of and holding of legal title to the Convertible Debentures as described herein and registration of transfers of the Trust Securities in accordance with this Trust Agreement; and

(C) the deposit of interest, principal and any other payments made in respect of the Convertible Debentures in the Payment Account;

(D) the distribution of amounts owed to the Holders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

(E) the sending of notices of default and other information regarding the Trust Securities and the Convertible Debentures to the Holders in accordance with this Trust Agreement;

(F) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

(G) exercise all of the rights, powers and privileges of a holder of the Convertible Debentures under the Subordinated Indenture as and to the extent specifically required by, and subject to, the terms of this Trust Agreement;

(H) upon notice of Distribution or Contingent Distribution issued by the Administrative Trustees in accordance with the terms of this Trust Agreement, engage in such ministerial activities as shall be necessary or appropriate to effect promptly the Distribution or Contingent Distribution pursuant to terms of this Trust Agreement of Convertible Debentures to Holders of Trust Securities;

(I) engage in such ministerial activities as shall be necessary or appropriate to effect promptly the redemption of the Trust Securities to the extent the Convertible Debentures are redeemed or mature;

(J) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder);

(K) take any legal action specifically required of the Property Trustee pursuant to the terms of this Trust Agreement which arises out of or in connection with an Event of Default or the Property Trustee’s duties and obligations under this Trust Agreement, the Delaware Statutory Trust Act or the Trust Indenture Act;

(L) as provided in this Trust Agreement, the winding up of the affairs of and termination of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of Delaware;

(M) take all actions and perform such duties as may be specifically required of the Property Trustee pursuant to the terms of this Trust Agreement;

(N) the taking of any ministerial action incidental to the foregoing as the Property Trustee may from time to time determine is necessary, appropriate, convenient or advisable to protect and conserve the Trust Property for the benefit of the Holders (without consideration of the effect of any such action on any particular Holder); and

(O) except as may otherwise be provided in this Section 2.07(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 2.07(a)(i) hereof.

(b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees in their capacities as such shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Holders, except as expressly provided herein, (iii) take any action that would cause the Trust to fail or cease to qualify as a “grantor trust” for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money, (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property, (vi) issue any securities other than the Trust Securities or (vii) have any power to, or agree to any action by the Depositor that would, vary the investment (within the meaning of Treasury Regulation Section 301.7701-4(c)) of the Trust or of the Holders of Trust PIERS. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Holders in their capacity as Holders.

(c) In connection with the issue and sale of the Trust PIERS, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

(i) to prepare for filing by the Trust with the Commission and to execute on behalf of the Trust, a registration statement on the appropriate form, in relation to the Trust PIERS, the Convertible Debentures, and the Guarantee, including any amendments thereto and one or more related prospectus supplements;

(ii) to determine the states in which to take appropriate action to qualify or register for sale all or part of the Trust PIERS and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States;

(iii) to prepare for filing by the Trust, and to execute on behalf of the Trust, an application to the New York Stock Exchange or any other national stock exchange or the NASDAQ National Market for listing upon notice of issuance of any Trust PIERS and to file or cause an Administrative Trustee to file thereafter with such exchange or organization such notification and documents as may be necessary from time to time;

(iv) to prepare for filing by the Trust, and to execute on behalf of the Trust, with the Commission a registration statement on Form 8-A relating to the registration of the Trust PIERS under Section 12(b) of the Exchange Act, including any amendments thereto;

(v) to negotiate the terms of the Underwriting Agreement providing for the sale of the Trust PIERS and to execute, deliver and perform the Underwriting Agreement on behalf of the Trust; and

(vi) any other actions necessary, incidental, appropriate or convenient to carry out any of the foregoing activities.

(d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act of 1940, as amended, or taxed as other than a grantor trust for United States federal income tax purposes and so that the Convertible Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in its discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the Holders of the Trust PIERS.

Section 2.08 Assets of Trust . The assets of the Trust shall consist of the Trust Property.

Section 2.09 Title to Trust Property . Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Holders and the Trust in accordance with this Trust Agreement. The right, title and interest of the Property Trustee to the Convertible Debentures shall vest automatically in each Person who may thereafter be appointed as Property Trustee in accordance with the terms hereof. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

ARTICLE III

PAYMENT ACCOUNT

Section 3.01 Payment Account.

(a) On or prior to the Issue Date, the Property Trustee shall establish the Payment Account. The Property Trustee and an agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Holders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

(b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest (including contingent interest) on, and any other payments or proceeds with respect to, the Convertible Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

ARTICLE IV

DISTRIBUTIONS; REDEMPTION; CONVERSION; EXCHANGE

Section 4.01 Distributions.

(a) The Trust Securities represent undivided beneficial interests in the Trust Property. Distributions payable on the Trust Securities shall be fixed at a rate of 4% per annum of the Liquidation Amount of the Trust Securities. Distributions on the Trust Securities shall be cumulative and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from the Issue Date and, except in the event that the Depositor exercises its right to an Extension Period, shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2003. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each such date, a “Distribution Date”).

(b) During any quarterly period from March 15 to June 14, June 15 to September 14, September 15 to December 14 or December 15 to March 14, commencing with the quarterly period beginning June 15, 2009, the Trust will also pay contingent distributions (“Contingent Distributions”) of 0.125% of the average of the Trading Price of the Trust PIERS if the average of such Trading Prices for the five consecutive Trading Days ending on the second Trading Day preceding such quarterly period equals 115% or more of the stated liquidation amount of the Trust PIERS.

(c) Distributions and Contingent Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Date only to the extent that payments are made in respect of the Convertible Debentures held by the Property Trustee and to the extent that the Trust has legally and immediately available funds in the Payment Account for the payment of such Distributions and Contingent Distributions.

(d) The amount of Distributions, including Contingent Distributions, payable for any full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year; and any period shorter than a full quarterly period will be computed on the basis of a 30-day month; and for any period less than a full calendar month, the number of days elapsed in such month. Distributions, including Contingent Distributions, on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the close of business on (i) the Business Day prior to the relevant Distribution Date if the Trust PIERS are represented by Book-Entry Trust PIERS Certificates or (ii) if the Trust PIERS do not remain in book-entry form and the Convertible Debentures are not in the form of a global certificate, the Depositor will have the right to select record dates, which must be at least one Business Day before an interest payment date on the Convertible Debentures. Distributions, including Contingent Distributions, payable on any Trust Securities that are not punctually paid on any Distribution Date (excluding Distributions that are subject to an Extension Period) will cease to be payable to the person in whose name such Trust Securities are registered on the original record date, and such defaulted Distribution will instead be payable to the person in whose name such Trust Securities are registered on the special record date to be fixed by the Company for the payment of such defaulted Distribution, provided that no special record date shall be less than 10 days prior to the related payment date for such defaulted Distribution or may be paid at any time in any other lawful manner deemed practicable by the Trustee after notice thereof by the Company to the Trustee.

(e) If the Company exercises its rights to an Extension Period with respect to the Convertible Debentures, Distributions (other than Contingent Distributions) on the Trust PIERS shall be deferred for a period equal to the Extension Period. The payment of Contingent Distributions may not, under any circumstances, be subject to an Extension Period.

(f) Interest, including contingent interest, on the Convertible Debentures not paid on the scheduled payment date will accrue and compound quarterly, to the extent permitted by law, at the applicable interest rate, and, as a result, Distributions and Contingent Distributions on the Trust PIERS will accumulate and compound quarterly, to the extent permitted by law, at the applicable Distribution rate.

Section 4.02 Redemption.

(a) On each Redemption Date with respect to the Convertible Debentures, whether at the stated maturity of the Convertible Debentures or upon earlier redemption as provided in the Convertible Debentures and the Subordinated Indenture, including pursuant to a Special Event, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price. Trust Securities shall not be redeemed unless a Like Amount of Convertible Debentures are contemporaneously redeemed in accordance with the Subordinated Indenture. Any notice of redemption will be irrevocable.

(b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Securities Register. Notwithstanding the foregoing, the Holders of at least a majority in aggregate Liquidation Amount of the Trust PIERS may agree to reduce the notice period to not less than five days pursuant to Section 10.02(c) hereof. All notices of redemption shall state:

(A) the Redemption Date;

(B) the Redemption Price;

(C) the CUSIP number;

(D) if less than all the Outstanding Trust Securities are to be redeemed, the identification and total Liquidation Amount of the Trust Securities to be redeemed;

(E) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accrue on and after such date, except as provided in Section 4.02(d);

(F) the place where the Trust Securities are to be surrendered for the payment of the Redemption Price; and

(G) the matters set forth in Section 4.03 of the Second Supplemental Indenture to the Subordinated Indenture.

The Trust in issuing the Trust Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Property Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of a redemption and related materials.

(c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Convertible Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be deemed payable on each Redemption Date only to the extent that the Trust has funds legally and immediately available in the Payment Account for the payment of such Redemption Price.

(d) If the Property Trustee gives a notice of redemption in respect of any Trust PIERS, then, by 12:00 noon New York time, on the Redemption Date, to the extent funds are legally available, the Property Trustee will, so long as the Trust PIERS are in book-entry only form, irrevocably deposit with the Clearing Agency for the Trust PIERS funds sufficient to pay the applicable Redemption Price. If the Trust PIERS are no longer represented by one or more global certificates, the Property Trustee, to the extent funds are legally available, shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and will give the Paying Agent irrevocable instructions to pay the Redemption Price to the Holders thereof upon surrender of their Trust PIERS Certificates. Notwithstanding the foregoing, Distributions and Contingent Distributions, if any, payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders holding Trust Securities so called for redemption will cease, except (i) the right of such Holders to receive the Redemption Price, but without interest on such Redemption Price; and (ii) the right of the Holders to cause the Conversion Agent to convert the Trust Securities. In addition, (x) such Trust Securities will cease to be Outstanding; (y) the Clearing Agency for the Trust PIERS or its nominee, as the registered Holder of the Book-Entry Trust PIERS Certificate, shall receive a registered global certificate or certificates representing the Convertible Debentures to be delivered upon such Distribution with respect to Trust PIERS held by the Clearing Agency or its nominee; and (z) any Trust Securities Certificates not held by the Clearing Agency for the Trust PIERS or its nominee as specified in clause (y) of this sentence above will be deemed to represent Convertible Debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until the Redemption Date. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day which is a Business Day (and without any Distribution or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Redemption Price shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of Trust Securities is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions including Contingent Distributions, if any, on such Trust Securities will continue to accrue at the then-applicable rate, from such Redemption Date originally established by the Trust for such Trust PIERS to the date such Redemption Price is actually paid, in which case the actual payment date shall be the date fixed for redemption for purposes of calculating the Redemption Price.

(e) Subject to Section 4.02, if less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Trust PIERS. The particular Trust PIERS to be redeemed shall be selected on a pro rata basis (based on Liquidation Amounts) not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Trust PIERS not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for a redemption of portions equal to the Liquidation Amount or integral multiple thereof) of the Liquidation Amount of Trust PIERS of a denomination larger than such Liquidation Amount; provided, however, that before undertaking redemption of the Trust PIERS on other than a pro rata basis, the Property Trustee shall have received an Opinion of Counsel that the status of the Trust as a grantor trust for federal income tax purposes would not be adversely affected. The Property Trustee shall promptly notify the Securities Registrar in writing of the Trust PIERS selected for redemption and, in the case of any Trust PIERS selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Trust PIERS shall relate, in the case of any Trust PIERS redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of Trust PIERS which has been or is to be redeemed.

(f) On or after June 15, 2009, the Depositor shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Convertible Debentures, in whole or in part, for cash, and following such redemption, a Like Amount of Trust PIERS shall be redeemed by the Trust at the Redemption Price.

(g) If, at any time, a Special Event shall occur and be continuing, the Depositor shall have the right, upon not less than 30 nor more than 60 days’ notice, to redeem the Convertible Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event, and, following such redemption, a Like Amount of Trust PIERS shall be redeemed by the Trust at the Redemption Price.

(h) Subject to the foregoing provisions of Section 4.02 and to applicable law (including, without limitation, United States federal securities laws), the Company or its Affiliates may, at any time and from time to time, purchase outstanding Trust PIERS by tender, in the open market or by private agreement.

Section 4.03 Conversion . The Holders shall have the right at any time upon the occurrence of one or more of the events set forth in the Trust PIERS Certificate and on the dates specified therein (each, a “Conversion Date”), whether at maturity or upon redemption (either at the option of the Depositor or pursuant to a Tax Event or an Investment Company Event), at their option, to cause the Conversion Agent to convert Trust Securities, on behalf of the converting Holders, into shares of the Common Stock in the manner described herein on and subject to the following terms and conditions:

(a) The Trust Securities shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock pursuant to the Holder’s written direction to the Conversion Agent to exchange such Trust Securities for a portion of the Convertible Debentures theretofore held by the Trust on the basis of one Trust Security per $50 principal amount of Convertible Debentures, and immediately convert such amount of Convertible Debentures into fully paid and nonassessable shares of Common Stock of the Depositor at an initial conversion ratio of 1.2248 shares of Common Stock for each $50 principal amount of Convertible Debentures, subject to certain adjustments set forth in the Subordinated Indenture (as so adjusted from time to time, the “Conversion Ratio”).

(b) In order to exchange Trust Securities for Convertible Debentures and convert such Convertible Debentures into Common Stock, the Holder must submit to the Conversion Agent an irrevocable written notice of conversion in the form provided on the Trust PIERS Certificate (or such other notice which is acceptable to the Depositor) (the “Conversion Request”), together, if the Trust Securities are in certificated form, with such Trust Security Certificates, duly endorsed or assigned to the Company or in blank. The Conversion Request shall (i) set forth the Liquidation Amount of Trust Securities to be converted and the name or names, if other than the Holder, in which the shares of Common Stock should be issued, and (ii) direct the Conversion Agent (A) to exchange such Trust Securities for a Like Amount of the Convertible Debentures held by the Trust, and (B) to immediately convert such Convertible Debentures on behalf of such Holder into Common Stock (at the Conversion Ratio specified in the preceding paragraph). The Conversion Agent shall notify the Trust of the Holder’s election to exchange Trust Securities for a portion of the Convertible Debentures held by the Trust and the Property Trustee, on behalf of the Trust, shall, upon receipt of such notice, deliver to the Conversion Agent the appropriate principal amount of Convertible Debentures for exchange in accordance with this Section 4.03. The Conversion Agent shall thereupon notify the Depositor of the Holder’s election to convert such Convertible Debentures into shares of Common Stock.

(c) Any Trust PIERS or portion thereof surrendered for conversion during the period from the close of business on the record date for any Distribution Date to the close of business on the Business Day next preceding the following Distribution Date shall (unless such Trust PIERS or portion thereof being converted shall have been called for redemption on a Redemption Date which occurs during the period from the close of business on such record date to the close of business on the Business Day next preceding the following Distribution Date) be accompanied by payment, in New York Clearing House funds or other funds acceptable to the Depositor, of an amount equal to the Distributions (including Contingent Distributions, if any) otherwise payable on such Distribution Date on the Liquidation Amount being converted; provided, however, that if notice of redemption of Trust PIERS is mailed or otherwise given to Holders, then, if any Holder converts any Trust PIERS into Common Stock on any date on or after the date on which such notice of prepayment is mailed or otherwise given, and if such date of conversion falls on any day from and including the first day of an Extension Period and on or prior to the Distribution Date upon which such Extension Period ends, such converting Holder shall be entitled to receive either (i) if the date of such conversion falls after a Regular Record Date and on or prior to the next succeeding Distribution Date, all accrued and unpaid interest on such Convertible Debentures (including interest thereon, if any, to the extent permitted by applicable law) to such Distribution Date, or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid Distributions (including Contingent Distributions, if any) on such Trust PIERS (including Distributions (including Contingent Distributions, if any) thereon, if any, to the extent permitted by applicable law) to the most recent Distribution Date prior to the date of such conversion, which Distributions (including Contingent Distributions, if any) shall, in either such case, be paid to such converting Trust PIERS unless the date of conversion of such Trust PIERS is on or prior to the Distribution Date upon which such Extension Period ends and after the Regular Record Date for such Distribution Date, in which case Distributions (including Contingent Distributions, if any) shall be paid to the person who was the Holder at the close of business on such regular record date. Except as otherwise set forth above in this paragraph, in the case of any Trust PIERS which is converted, Distributions (including Contingent Distributions, if any) which are payable after the date of conversion of such Trust

PIERS shall not be payable, and the Depositor shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid Distributions (including Contingent Distributions, if any) on the Trust PIERS being converted. which shall be deemed to be paid in full. Except as provided herein, no payment or other adjustment shall be made for Distributions (including Contingent Distributions, if any) accrued on any Trust PIERS converted or for dividends on any shares issued upon the conversion of such Trust PIERS.

(d) Each Holder of a Trust Security by his acceptance thereof appoints the Bank (in such capacity the “Conversion Agent”) for the purpose of effecting the conversion of Trust Securities in accordance with this Section 4.03. In effecting the conversion and transactions described in this Section 4.03, the Conversion Agent shall be acting as agent of the Holders directing it to effect such conversion transactions. The Conversion Agent is hereby authorized (i) to exchange Trust Securities from time to time for Convertible Debentures held by the Trust in connection with the conversion of such Trust Securities with this Section 4.03, and (ii) to convert all or a portion of the Convertible Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Section 4.03 and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

(e) No fractional shares of Common Stock shall be issued as a result of conversion, but in lieu thereof, such fractional interest shall be paid in cash (based on the last reported sale price of the Common Stock on the Conversion Date) by the Depositor to the Trust, which in turn shall make such payment to the Holder or Holders of Trust Securities so converted.

(f) The Depositor shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of the Convertible Debentures, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all of the Convertible Debentures then outstanding. Notwithstanding the foregoing, the Depositor shall be entitled to deliver, upon conversion of Convertible Debentures, shares of Common Stock reacquired and held in the treasury of the Depositor (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such treasury shares are free and clear of all liens, charges, security interests or encumbrances. Any shares of Common Stock issued upon conversion of the Convertible Debentures shall be duly authorized, validly issued, fully paid and nonassessable. The Trust shall deliver the shares of Common Stock of the Depositor received upon conversion of the Convertible Debentures to the converting Holder free and clear of all liens, charges, security interests and encumbrances, except for United States withholding taxes.

(g) The Depositor shall pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Convertible Debentures and the delivery of the shares of Common Stock by the Trust upon conversion of the Trust Securities. The Depositor shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Trust Securities so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Trust the amount of any such tax or has established to the satisfaction of the Trust that has been paid.

(h) Nothing in the preceding Section 4.03 shall limit the requirements of the Trust to withhold taxes pursuant to the terms of the Trust Securities or as set forth in this Trust Agreement or otherwise require the Property Trustee or the Trust to pay any amount on account of such withholdings.

Section 4.04 Offer to Repurchase Upon Change of Control.

(a) If a Change of Control occurs, each Holder of Trust PIERS will have the right to exchange all or any portion of such Holder’s Trust PIERS for Convertible Debentures having a principal amount equal to the Liquidation Amount of such Trust PIERS and to simultaneously require the Depositor to repurchase such Convertible Debentures at the price and on the terms specified herein.

(b) If a Change of Control shall occur, the Depositor will offer (the “Change of Control Offer”) a Change of Control payment in cash equal to 100% of the aggregate principal amount of Convertible Debentures repurchased plus accrued and unpaid interest on the Convertible Debentures repurchased, to the date of purchase. Within 30 days following any Change of Control, the Depositor will mail a notice to each Holder of Trust PIERS describing the transaction or transactions that constitute the Change of Control and offering to repurchase Convertible Debentures for which Trust PIERS shall have been exchanged on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required hereby and described in such notice. To exercise a repurchase right arising under this Section 4.04, a Holder of the Trust PIERS must deliver, within such 30-day period specified in the Depositor’s notice, irrevocable written notice to the Depositor, the Trust, the Property Trustee and the Exchange Agent of such Holder’s exercise of its repurchase right. The Depositor will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Convertible Debentures as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereof, the Depositor will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.01 by virtue of such conflict.

(c) On the Change of Control payment date, the Depositor will, to the extent lawful:

(i) accept for payment all Convertible Debentures or portions of Convertible Debentures properly tendered pursuant to the Change of Control offer;

(ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Convertible Debentures or portions of notes properly tendered; and

(iii) deliver or cause to be delivered to the Trustee the Convertible Debentures properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Convertible Debentures or portions of Convertible Debentures being purchased by the Depositor.

The paying agent will promptly mail to each Holder properly tendered the Change of Control payment for such Trust PIERS converted to Convertible Debentures, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Convertible Debenture equal in principal amount to any unpurchased portion of the Convertible Debentures surrendered, if any; provided that each new Convertible Debenture will be in a principal amount of $50 or an integral multiple of $50.

Any Trust PIERS as to which such right is exercised will be exchanged for Convertible Debentures by the Property Trustee on behalf of the Depositor not less than three Business Days prior to the Change of Control payment date, which will not be later than 45 calendar days, after the date of the Change of Control notice.

Section 4.05 Subordination of Common Securities.

(a) Payment of Distributions (including Contingent Distributions, if any) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date an Event of Default shall have occurred and be continuing, no payment of any Distribution (including Contingent Distributions, if any) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accrued and unpaid Distributions, including Contingent Distributions, if any, on all Outstanding Trust PIERS for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Trust PIERS then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Contingent Distributions, if any) on, or Redemption Price of, Trust PIERS then due and payable.

(b) In the case of the occurrence of any Event of Default, the Holder of Common Securities will be deemed to have waived any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Trust PIERS have been cured, waived or otherwise eliminated. Until any such Events of Default under this Trust Agreement with respect to the Trust PIERS have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Trust PIERS and not the Holder of the Common Securities, and only the Holders of the Trust PIERS will have the right to direct the Property Trustee to act on their behalf.

Section 4.06 Payment Procedures . Payments in respect of the Trust PIERS shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Trust PIERS are held by a Clearing Agency, such Distributions (including Contingent Distributions) shall be made to the Clearing Agency, which shall credit the relevant Persons’ accounts at such Clearing Agency on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Holder of the Common Securities.

Section 4.07 Tax Returns and Reports . The Administrative Trustee(s) shall prepare (or cause to be prepared), at the Depositor’s expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. The Administrative Trustee(s) shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust; and (b) prepare and furnish (or cause to be prepared and furnished) to each Holder the appropriate Internal Revenue Service form required to be furnished to such Holder or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to the Holders under the Trust Securities.

Section 4.08 [Reserved].

Section 4.09 Payments under the Indenture . Any amount payable hereunder to any Holder of Trust PIERS shall be reduced by the amount of any corresponding payment such Holder has directly received under the Subordinated Indenture pursuant to Section 8.02(ii) of the Second Supplemental Indenture thereto and under Section 8.20 hereof.

Section 4.10 Exchange of Trust PIERS.

(a) If at any time the Company or any of its Affiliates is the Holder of any Trust PIERS, the Company and such Affiliate(s) shall have the right to deliver to the Property Trustee all or such portion of their Trust PIERS as they elect and to receive, in exchange therefor, Convertible Debentures in an aggregate principal amount equal to the aggregate stated Liquidation Amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accumulated and unpaid Distributions on, such Trust PIERS. Such election (i) shall be exercisable effective on any Distribution Date by the Company or its Affiliate(s) delivering to the Property Trustee a written notice of such election specifying the aggregate Liquidation Amount of the Trust PIERS with respect to which such election is being made and the Distribution Date on which such exchange shall occur, which Distribution Date shall be not less than ten Business Days after the date of receipt by the Property Trustee of such election notice and (ii) shall be conditioned upon the Company or its Affiliate(s) having delivered or caused to be delivered to the Property Trustee or its designee the Trust PIERS which are the subject of such election by 12:00 p.m. New York City time, on the Distribution Date on which such exchange is to occur. After the exchange, such Trust PIERS will be canceled and will no longer be deemed to be Outstanding and all rights of the Company or its Affiliate(s) with respect to such Trust PIERS will cease.

(b) In the case of an exchange described in (a) above, the Trust will, on the date of such exchange, exchange Convertible Debentures having a principal amount equal to a proportional amount of the aggregate Liquidation Amount of the Outstanding Common Securities based on the ratio of the aggregate Liquidation Amount of the Trust PIERS exchanged pursuant to (a) above divided by the aggregate Liquidation Amount of the Trust PIERS Outstanding immediately prior to such exchange, for such proportional amount of Common Securities held by the Company (which contemporaneously shall be canceled and no longer be deemed to be Outstanding); provided, that the Company delivers or causes to be delivered to the Property Trustee or its designee the required amount of Common Securities to be exchanged by 12:00 p.m. New York City time on the Distribution Date on which such exchange is to occur.

(c) The Property Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Trust Securities to either calculate the Conversion Ratio or determine whether any facts exist which may require any adjustment of the Conversion Ratio, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed herein, or in any amendment provided to be employed, in making the same and shall be protected in relying upon an Officers’ Certificate with respect to the same. Neither the Property Trustee nor any Conversion Agent shall be responsible for determining whether any event contemplated by this Trust Agreement has occurred which makes the Trust Securities eligible for conversion until the Depositor has delivered to the Trustee and any Conversion Agent an Officers’ Certificate stating that such event has occurred, on which Certificate the Property Trustee and any such Conversion Agent may conclusively rely, and the Depositor agrees to deliver such Officers’ Certificate to the Property Trustee and any such Conversion Agent immediately after the occurrence of any such event.

ARTICLE V

TRUST SECURITIES CERTIFICATES

Section 5.01 Initial Ownership . Upon the creation of the Trust by the contribution by the Depositor pursuant to Section 2.03 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.

Section 5.02 The Trust Securities Certificates . Each of the Trust PIERS Certificate and Common Securities Certificates shall be issued in minimum denominations of the Liquidation Amount and integral multiples of such Liquidation Amount in excess thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Securities Certificate in such transferee’s name pursuant to Section 5.04.

Section 5.03 Execution, Authentication and Delivery of Trust Securities Certificates. (a) On the Issue Date, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust by at least one of the Administrative Trustees and delivered to or upon the written order of the Depositor signed by its Chairman of the Board, its President or any Vice President, without further corporate action by the Depositor, in authorized denominations.

(b) A Trust PIERS Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee in substantially the form set forth in Exhibit C hereto. The signature shall be conclusive evidence that the Trust PIERS Certificate has been authenticated under this Trust Agreement. Each Trust PIERS Certificate shall be dated the date of its authentication.

(c) Upon the written order of the Trust signed by one of the Administrative Trustees, the Property Trustee shall authenticate and make available for delivery the Trust PIERS Certificates.

(d) The Property Trustee may appoint an authenticating agent acceptable to the Trust to authenticate the Trust PIERS. An authenticating agent may authenticate Trust PIERS whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An authentication agent has the same rights as the Property Trustee to deal with the Depositor or an Affiliate.

Section 5.04 Registration of Transfer and Exchange of Trust PIERS Certificates . The Securities Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.09, a Securities Register in which, subject to such reasonable regulations as it may prescribe, the Securities Registrar shall provide for the registration of Trust PIERS Certificates and the Common Securities Certificates (subject to Section 5.12 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Trust PIERS Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar.

Upon surrender for registration of transfer of any Trust PIERS Certificate at the office or agency maintained pursuant to Section 5.09, an Administrative Trustee shall execute on behalf of the Trust by manual or facsimile signature and the Property Trustee shall authenticate and deliver in the name of the designated transferee or transferees one or more new Trust PIERS Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Trust PIERS that have been called for redemption. At the option of a Holder, Trust PIERS Certificates may be exchanged for other Trust PIERS Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Trust PIERS Certificates to be exchanged at the office or agency maintained pursuant to Section 5.09.

Every Trust PIERS Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Trust PIERS Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Securities Registrar in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of Trust PIERS Certificates, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust PIERS Certificates.

Section 5.05 Book-Entry PIERS Certificate.

(a) Any Book-Entry Trust PIERS Certificate issued under this Trust Agreement shall be registered in the name of the nominee of the Clearing Agency and delivered to such custodian therefor, and such Book-Entry Trust PIERS Certificate shall constitute a single Trust PIERS for all purposes of this Trust Agreement.

(b) Notwithstanding any other provision in this Trust Agreement, no Book-Entry Trust PIERS Certificate may be exchanged for Trust PIERS registered in the names of persons other than the Clearing Agency or its nominee unless (i) the Clearing Agency notifies the Administrative Trustees that it is unwilling or unable to continue as a depositary for such Book-Entry Trust PIERS Certificate and the Depositor is unable to locate a qualified successor depositary, (ii) the Depositor executes and delivers to the Administrative Trustees a written order stating that it elects to terminate the book-entry system through the Depositary or (iii) there shall have occurred and be continuing a Event of Default.

(c) If a Trust PIERS is to be exchanged in whole or in part for a beneficial interest in a Book-Entry Trust PIERS Certificate, then either (i) such Book-Entry Trust PIERS Certificate shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the Liquidation Amount of such other Trust PIERS to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the rules and procedures of the depositary for such Book-Entry Trust PIERS Certificate (the “Applicable Procedures”), shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Book-Entry Trust PIERS Certificate by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees shall execute and the Property Trustee shall deliver any Trust PIERS issuable in exchange for such Book-Entry Trust PIERS Certificate (or any portion thereof) in accordance with the instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

(d) Every Trust PIERS executed and delivered upon registration of transfer of, or in exchange for or in lieu of, a Book-Entry Trust PIERS Certificate or any portion thereof, whether pursuant to this Article V or otherwise, shall be executed and delivered in the form of, and shall be, a Book-Entry Trust PIERS Certificate, unless such Book-Entry Trust PIERS Certificate is registered in the name of a Person other than the Clearing Agency for such Book-Entry Trust PIERS Certificate or a nominee thereof.

(e) The Clearing Agency or its nominee, as the registered owner of a Book-Entry Trust PIERS Certificate, shall be considered the Holder of the Trust PIERS represented by such Book-Entry Trust PIERS Certificate for all purposes under this Trust Agreement and the Trust PIERS, the owners of beneficial interests in such Book-Entry Trust PIERS Certificate shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to receive physical delivery of any such Trust PIERS in definitive form and shall not be considered the Holders thereof under this Trust Agreement. Accordingly, any such owner’s beneficial interest in the Book-Entry Trust PIERS Certificate shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee, the Securities Registrar nor the Depositor shall have any liability in respect of any transfers effected by the Clearing Agency.

(f) The rights of owners of beneficial interests in a Book-Entry Trust PIERS Certificate shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

SECTION 5.06 Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates. If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to hold each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a protected purchaser, the Administrative Trustees or any one of them on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

SECTION 5.07 Persons Deemed Holders. Prior to due presentation of a Trust Securities Certificate for registration of transfer, the Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions, including Contingent Distributions, if any (subject to Section 4.01(d)), and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

SECTION 5.08 Access to List of Holders’ Names and Addresses. The Administrative Trustees or the Depositor shall furnish or cause to be furnished (unless the Property Trustee or the Depositor is acting as Securities Registrar with respect to the Trust Securities) to (i) the Property Trustee semi-annually, not later than May 1 and November 1 in each year, and (ii) the Property Trustee within 15 days after receipt by any Administrative Trustee of a request therefor from the Property Trustee in writing, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished in each case to the extent such information is the possession or control of the Administrative trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of Holders to communicate with other Holders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust

Securities Certificate, shall be deemed to have agreed not to hold either the Depositor, the Administrative Trustees or the Property Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 5.09 Maintenance of Office or Agency . The Administrative Trustees shall maintain in the Borough of Manhattan, New York, an office or offices or agency or agencies where Trust PIERS Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Corporate Trust Office of the Property Trustee, 4 New York Plaza, 15th Floor, New York, New York 10004, as its principal agency for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Holders of any change in the location of the Securities Register or any such office or agency.

Section 5.10 Appointment of Paying Agent . The Paying Agent shall make Distributions, Contingent Distributions and other payments provided hereby to Holders from the Payment Account and shall report the amounts of such Distributions, Contingent Distributions and payments to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions, Contingent Distributions and payments provided hereby. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Property Trustee, and it may choose any co-paying agent that is acceptable to the Administrative Trustees and the Depositor. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon 30 days written notice to the Administrative Trustees and the Depositor. In the event that a Paying Agent shall resign or be removed, the Administrative Trustees shall appoint a successor that is acceptable to the Depositor to act as Paying Agent (which shall be a bank or trust company). The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Holders in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Property Trustee also in its role as Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 5.11 Appointment of Conversion Agent . The Conversion Agent shall convert the Trust Securities of the Holders in accordance with Section 4.03 hereof. The Administrative Trustees may revoke such power and remove the Conversion Agent if such Trustees determine in their sole discretion that the Conversion Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. The Conversion Agent shall initially be the Bank, and any co-paying agent chosen by the Bank, and acceptable to the Administrative Trustees and the Depositor. Any Person acting as Conversion Agent shall be permitted to resign as Conversion Agent upon 30 days written notice to the Administrative Trustees and the Depositor. In the event that the Bank shall no longer be the Conversion Agent or a successor Conversion Agent shall resign or its authority to act shall be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Depositor to act as Conversion Agent (which shall be a bank or a trust company). The provisions of Sections 8.01, 8.03 and 8.06 of this Trust Agreement shall apply to the Bank also in its role as Conversion Agent, for so long as the Bank shall act as Conversion Agent and, to the extent applicable, to any other conversion agent appointed hereunder, and any Conversion Agent shall be bound by the requirements with respect to conversion agents of securities issued pursuant to the Trust Indenture Act. Any reference in this Trust Agreement to the Conversion Agent shall include any co-paying agent unless the context requires otherwise.

SECTION 5.12 Ownership of Common Securities by Depositor. On the Issue Date, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Securities. Any attempted transfer of the Common Securities, except for transfers by operation of law or to an Affiliate of the Depositor or a permitted successor pursuant to Section 5.01 of the Subordinated Indenture, shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO HEREIN”.

SECTION 5.13 Book-Entry Trust PIERS Certificates; Common Securities Certificate.

(a) The Trust PIERS Certificates, upon original issuance, will be issued in the form of a typewritten Trust PIERS Certificate or Certificates representing Book-Entry Trust PIERS Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Trust. Such Trust PIERS Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a definitive Trust PIERS Certificate representing such beneficial owner’s interest in such Trust PIERS, except as provided in Section 5.15. Unless and until Definitive Trust PIERS Certificates have been issued to Owners pursuant to Section 5.15:

(A) the provisions of this Section 5.13(a) shall be in full force and effect;

(B) the Securities Registrar and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement relating to the Book-Entry Trust PIERS Certificates (including the payment of principal of and interest on the Book-Entry Trust PIERS and the giving of instructions or directions to Owners of Book-Entry Trust PIERS) as the sole Holder of Book-Entry Trust PIERS and shall have no obligations to the Owners thereof;

(C) to the extent that the provisions of this Section conflict with any other provisions of this Trust Agreement, the provisions of this Section shall control; and

(D) the rights of the Owners of the Book-Entry Trust PIERS Certificates shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Trust PIERS Certificates are issued pursuant to Section 5.15, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments on the Trust PIERS to such Clearing Agency Participants.

(b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

SECTION 5.14 Notices to Clearing Agency. To the extent a notice or other communication to the Owners is required under this Trust Agreement, unless and until Definitive Trust PIERS Certificates shall have been issued to Owners pursuant to Section 5.15, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

SECTION 5.15 Definitive Trust PIERS Certificates. If (i) the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Trust PIERS Certificates, and the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) there shall have occurred and be continuing an Event of Default, then the Administrative Trustees shall notify the Clearing Agency and Holders of the Trust PIERS. Upon surrender to the Administrative Trustees of the typewritten Trust PIERS Certificate or Certificates representing the Book-Entry Trust PIERS Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees or any one of them shall execute the Definitive Trust PIERS Certificates in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Trust PIERS Certificates, the Trustees shall recognize the Holders of the Definitive Trust PIERS Certificates as Holders. The Definitive Trust PIERS Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

SECTION 5.16 Rights of Holders. The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Holders shall not have any right or title therein other than the beneficial ownership interest in the assets of the Trust conferred by their Trust Securities, and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or other similar rights and when issued and delivered to Holders against payment of the purchase price therefor, except as otherwise provided in the Expense Agreement and Section 10.01 hereof, will be fully paid and nonassessable by the Trust. Except as otherwise provided in the Expense Agreement and Section 10.01 hereof, the Holders of the Trust Securities shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

ARTICLE VI

ACTS OF HOLDERS OF TRUST PIERS; VOTING

SECTION 6.01 Limitations on Voting Rights.

(a) Except as provided in this Trust Agreement, in the Subordinated Indenture, and as otherwise required by law, no Holder of Trust PIERS shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Holders from time to time as partners or members of an association.

(b) So long as any Convertible Debentures are held by the Property Trustee, the Holders of a majority in Liquidation Amount of the Trust PIERS will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Convertible Debentures, including the right to direct the Property Trustee to (i) waive any past default which is waivable under the Subordinated Indenture, (ii) exercise the remedies available to it under the Subordinated Indenture as a Holder of the Convertible Debentures or (iii) consent to any amendment, modification or termination of the Subordinated Indenture or the Convertible Debentures, where such consent shall be required, or to any other action, as holder of the Convertible Debentures, under the Subordinated Indenture; provided, however, that if an Event of Default has occurred and is continuing, then Holders of at least 25% of the aggregate liquidation amount of the Trust PIERS may direct the Property Trustee to declare the principal of and premium, if any, and interest (including contingent interest) on the Convertible Debentures due and payable, and further provided, that where a consent or action under the Subordinated Indenture would require the consent or act of Holders of more than a majority of the aggregate principal amount of Convertible Debentures affected thereby, only Holders of the percentage of the aggregate stated Liquidation Amount of the Trust PIERS which is at least equal to the percentage required under the Convertible Debentures Indenture may direct the Property Trustee to give such consent or take such action. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of Trust PIERS, except pursuant to a subsequent vote of the Holders of Trust PIERS. The Property Trustee shall notify all Holders of the Trust PIERS of any notice of an Event of Default received from the Indenture Trustee or the Company with respect to the Convertible Debentures. In addition to obtaining the foregoing approvals of the Holders of the Trust PIERS, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an independent Opinion of Counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action and each Holder of the Trust PIERS will be treated as owning an undivided beneficial ownership interest in the Convertible Debentures.

(c) If any proposed amendment to this Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the Trust PIERS, whether by way of amendment to this Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Trust PIERS as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Trust PIERS. In addition to obtaining the foregoing approvals of the Holders of the Trust PIERS, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an independent Opinion of Counsel to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action and each Holder of the Trust PIERS will be treated as owning an undivided beneficial ownership interest in the Convertible Debentures.

(d) A Holder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee Agreement), the Trust or any Person.

SECTION 6.02 Voting Rights. Holders shall be entitled to one vote for each $50 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Holders are entitled to vote.

SECTION 6.03 Holder Action by Written Consent. Any action which may be taken by Holders at a meeting may be taken without a meeting if Holders holding a majority of all outstanding Trust Securities entitled to vote in respect of such action (or such other proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing (based upon their Liquidation Amount).

SECTION 6.04 Record Date for Voting and Other Purposes . For the purposes of determining the Holders who are entitled to notice of and to vote at any meeting or by written consent, or for the purpose of any other action, the Administrative Trustees may from time to time fix a date, not more than 90 days prior to the date of any meeting of Holders or other action, as the case may be, as a record date for the determination of the identity of the Holders of record for such purposes.

SECTION 6.05 Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Administrative Trustees. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustees deem sufficient.

(c) The ownership of Trust PIERS shall be proved by the Securities Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Trust Security shall bind every future Holder of the same Trust Security and the Holder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

(e) Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

(f) If any dispute shall arise between the Holders of Trust Securities and the Administrative Trustees or among such Holders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, consent, waiver or other Act of such Holder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

SECTION 6.06 Inspection of Records. Upon reasonable notice to the Trustees, the records of the Trust shall be open to inspection by Holders during normal business hours for any purpose reasonably related to such Holder’s interest as a Holder.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

SECTION 7.01 Representations and Warranties of the Bank and the Property Trustee. The Bank and the Property Trustee, each severally on behalf of and as to itself, as of the date hereof, and each successor Property Trustee at the time of the successor Property Trustee’s acceptance of its appointment as Property Trustee hereunder (in the case of a successor Property Trustee, the term “Bank” as used herein shall be deemed to refer to such successor Property Trustee in its separate corporate capacity) hereby represents and warrants (as applicable) for the benefit of the Depositor and the Holders that:

(a) the Bank is a banking corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

(b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

(d) the execution, delivery and performance by the Property Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Property Trustee and does not require any approval of stockholders of the Bank and such execution, delivery and performance shall not (i) violate the Bank’s charter or by-laws; or (ii) result in the creation of imposition of any Lien on any properties included in the Trust Property pursuant to the provisions of any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Bank is a party or by which it is bound; or (iii) violate any law, governmental rule or regulation of the United States or its jurisdiction of incorporation, as the case may be, governing the banking or trust powers of the Bank or the Property Trustee (as appropriate in context) or any order, judgment or decree applicable to the Property Trustee or the Bank;

(e) neither the authorization, execution or delivery by the Property Trustee of this Trust Agreement nor the consummation of any of the transactions by the Property Trustee contemplated herein requires the consent or approval of, the giving of notice by the Bank or the Property Trustee to, the registration by the Bank or the Property Trustee with or the taking of any other action by the Bank or the Property Trustee with respect to any governmental authority or agency under any existing federal law or law of its jurisdiction of incorporation governing the banking or trust powers of the Bank or the Property Trustee; and

(f) the Property Trustee is a Person eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000.000.

SECTION 7.02 Representations and Warranties of the Delaware Bank and the Delaware Trustee. The Delaware Bank and the Delaware Trustee, each severally on behalf of and as to itself, as of the date hereof, and each successor Delaware Trustee at the time of the successor Delaware Trustee’s acceptance of appointment as Delaware Trustee hereunder (the term “Delaware Bank” being used to refer to such successor Delaware Trustee in its separate corporate capacity), hereby represents and warrants (as applicable) for the benefit of the Depositor and the Holders that:

(a) the Delaware Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(b) the Delaware Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

(c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

(d) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of stockholders of the Delaware Bank and such execution, delivery and performance shall not (i) violate the Delaware Bank’s charter or by-laws; or (ii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Delaware Bank or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Delaware Bank or the Delaware Trustee; and

(e) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein or therein requires the consent or approval of, the giving of notice by the Delaware Bank or the Delaware Trustee to, the registration by the Delaware Bank or the Delaware Trustee with or the taking of any other action by the Delaware Bank or the Delaware Trustee with respect to any governmental authority or agency under any existing federal law or Delaware law governing the banking or trust powers of the Delaware Bank or the Delaware Trustee.

SECTION 7.03 Representations and Warranties of the Depositor. The Depositor hereby represents and warrants for the benefit of the Holders that:

(a) the Trust Securities Certificates issued on the Closing Date (or Underwriters’ Overallotment Option Closing Date, if applicable,) on behalf of the Trust have been duly authorized and, shall have been duly and validly executed, issued and delivered by the Administrative Trustees, on behalf of the Trust, pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Holders shall be, as of such date, entitled to the benefits of this Trust Agreement; and

(b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.

ARTICLE VIII

THE TRUSTEES

SECTION 8.01 Certain Duties and Responsibilities.

(a) The rights, duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. For purposes of Sections 315(a) and 315(c) of the Trust Indenture Act, the term “default” is hereby defined to mean an Event of Default has occurred and is continuing. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. The Delaware Trustee and the Administrative Trustees shall have no liability under this Trust Agreement except for gross negligence or willful misconduct. The Property Trustee’s shall have no liability under this Trust Agreement except for negligence and willful misconduct. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 8.01. To the extent that, at law or in equity, the Delaware Trustee or an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Holders, the Delaware Trustee or such Administrative Trustee shall not be liable to the Trust or to any Holder for such Trustee’s good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee or the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Holders to replace such other duties and liabilities of the Delaware Trustee or the Administrative Trustees, as the case may be.

(b) All payments made by the Property Trustee in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property and only to the extent that there shall be sufficient income or proceeds from the Trust Property to enable the Property Trustee to make payments in accordance with the terms hereof. Each Holder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

(c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) the Property Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

(ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

(iii) the Property Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of the Convertible Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

(iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree with the Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 3.01 and except to the extent otherwise required by law; and

(v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the negligence, default or misconduct of the Administrative Trustees or the Depositor.

(vi) no provision of this Trust Agreement shall require the Property Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Notwithstanding anything contained in this Trust Agreement to the contrary, the duties and responsibilities of the Property Trustee under this Trust Agreement shall be subject to the protections, exculpations and limitations on liability afforded to an indenture trustee under the provisions of the Trust Indenture Act. For the purposes of Sections 315(b) and 315(d)(2) of the Trust Indenture Act, the term “responsible officer” is hereby defined as a Responsible Officer and the chairman or vice chairman of the board of directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller of the Property Trustee, or any other officer of the Property Trustee customarily performing functions similar to those performed by a Responsible Officer or any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

(e) Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Property Trustee shall be subject to the provisions of this Section.

SECTION 8.02 Certain Notices.

(a) Within five Business Days after the occurrence of the any Event of Default actually known to the Property Trustee or, to the extent Section 3.15(b) of the Trust Indenture Act applies, 90 days after the occurrence of any default hereunder known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in 313(c) of the Trust Indenture Act, notice of such Event of Default or default to the Holders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. For the purpose of this Section 8.02, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

(b) Within five Business Days after the receipt of notice of the Depositor’s exercise of its right to defer the payment of interest on the Debentures pursuant to the Indenture, the Property Trustee shall transmit, in the manner and to the extent provided in Section 10.8, notice of such exercise to the Holders and the Administrators, unless such exercise shall have been revoked.

SECTION 8.03 Certain Rights of Property Trustee. Subject to the provisions of Section 8.01 and except as provided by law:

(i) the Property Trustee may rely and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) if (A) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action, or (B) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein, or (C) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Holders of the Trust PIERS are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Holders, in which event the Property Trustee shall have no liability except for its own negligence or willful misconduct;

(iii) the Property Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(iv) subject to Section 6.01(b), the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Holders pursuant to this Trust Agreement, unless such Holders shall have offered to the Property Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; nothing contained herein shall, however, relieve the Property Trustee of the obligation, upon the occurrence of any Event of Default (that has not been cured or waived) to exercise such of the rights and powers vested in it by this Trust Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(v) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other document, unless requested in writing to do so by one or more Holders;

(vi) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder;

(vii) any request or direction or act of the Depositor mentioned herein or contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers’ Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(viii) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(ix) the Property Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement;

(x) the Property Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless a Responsible Officer of the Property Trustee shall have received written notice thereof at the Corporate Trust Office of the Property Trustee from the Depositor, any Administrative Trustee, the Indenture Trustee or a Holder or has actual knowledge thereof;

(xi) the rights, privileges, protections, immunities and benefits given to the Property Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Property Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(xii) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any rerecording, refilling or re-registration thereof;

SECTION 8.04 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities in accordance with Section 2.05.

The Property Trustee may conclusively assume that any funds held by it hereunder are legally available unless an officer of the Property Trustee assigned to its Institutional Trust Services Department shall have received written notice from the Company, any Holder or any other Trustee that such funds are not legally available.

SECTION 8.05 May Hold Securities. Except as provided in the definition of the term “Outstanding” in Article I, any Trustee or any other agent of the Trustees or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

SECTION 8.06 Compensation; Fees; Indemnity . The Depositor agrees:

(i) to pay to the Trustees from time to time reasonable compensation for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel), except any such expense, disbursement or advance as may be attributable to their negligence or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct); and

(iii) to indemnify each of the Trustees (and any predecessor Trustees) for, and to hold the Trustees harmless against, any and all loss, damage, claims, liability or expense incurred without gross negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder except any such expense, disbursement or advance as may be attributable to such Trustee’s gross negligence or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence or willful misconduct).

The provisions of this Section 8.06 shall survive the termination of this Trust Agreement or the resignation or removal of any Trustee.

In addition to and without prejudice to its rights hereunder, when the Property Trustee incurs expenses or renders services after a Bankruptcy Event with respect to the Depositor or the Trust occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, receivership, insolvency or similar law.

No trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 8.06.

SECTION 8.07 Trustees Required; Eligibility.

(a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

(b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind such entity.

(c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity authorized to conduct a trust business and with its principal place of business in the State of Delaware that shall act through one or more persons authorized to bind such entity.

SECTION 8.08 Conflicting Interests . If the Property Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, Section 310(b) of the Trust Indenture Act and this Trust Agreement; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act (i) the Guarantee and (ii) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Trust or the Depositor are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the Trust Indenture Act are met. Nothing herein shall preclude the Property Trustee from submitting an application or applications contemplated by the second to the last paragraph of Section 310(b) of the Trust Indenture Act.

SECTION 8.09 Co-Trustees and Separate Trustee.

(a) At any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of the Common Securities and the Property Trustee shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such Trust Property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.07.

(b) Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

(c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

(i) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees hereunder, shall be exercised, solely by the Trustees.

(ii) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

(iii) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

(iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other such trustee hereunder.

(v) The Trustees shall not be liable by reason of any act of a co-trustee or separate trustee.

(vi) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

SECTION 8.10 Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of any Trustee (the “Relevant Trustee”) and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 8.11.

(b) The Relevant Trustee may resign at any time by giving written notice thereof to the Holders. If the instrument of acceptance by a successor Relevant Trustee required by Section 8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

(c) Unless an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at any time by Act of the Holder of the Common Securities. If an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at such time by Act of the Holders of a majority in Liquidation Amount of the Trust PIERS, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).

(d) If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Trustee at a time when no Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as the Relevant Trustee at a time when an Event of Default shall have occurred and be continuing, the Holders of Trust PIERS, by Act of the Holders of a majority in Liquidation Amount of the Trust PIERS then outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees, and the Relevant Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant

Trustee shall have been so appointed in accordance with this Section 8.10 and accepted appointment in the manner required by Section 8.11, any Holder who has been a Holder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee.

(e) The retiring Relevant Trustee shall give notice of each resignation and each removal of the Relevant Trustee, and each appointment of a successor Trustee to all Holders in the manner provided in Section 10.07 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

(f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the act of the remaining Administrative Trustee or (ii) otherwise by the Depositor (with the successor in each case being an individual who satisfies the eligibility requirement for Administrative Trustees set forth in Section 8.07). Additionally, notwithstanding the foregoing or any other provision of this Trust Agreement, in the event the Depositor believes that any Administrative Trustee has become incompetent or incapacitated, the Depositor, by notice to the remaining Trustees, may terminate the status of such Person as an Administrative Trustee (in which case the vacancy so created will be filled in accordance with the preceding sentence).

SECTION 8.11 Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Relevant Trustee, every such successor Relevant Trustee so appointed shall execute, acknowledge and deliver to the Trust and to the retiring Relevant Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Relevant Trustee shall become effective and such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee; but, on the request of the Depositor or the successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Relevant Trustee all the rights, powers and trusts of the retiring Relevant Trustee and shall duly assign, transfer and deliver to such successor Relevant Trustee all property and money held by such retiring Relevant Trustee hereunder.

(b) Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

(c) No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article.

SECTION 8.12 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Property Trustee, Delaware Trustee or any Administrative Trustee which is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

SECTION 8.13 Preferential Collection of Claims Against Depositor or Trust. If and when the Property Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Convertible Debentures or the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or Trust (or any such other obligor).

SECTION 8.14 Reports by Property Trustee.

(a) Within 60 days after June 1 of each year commencing with June 1, 2004, if required by Section 313(a) of the Trust Indenture Act, the Property Trustee shall transmit a brief report dated as of such June 1 with respect to any of the events specified in such Section 313(a) that may have occurred since the later of the date of this Trust Agreement or the preceding June 1.

(b) The Property Trustee shall transmit to Holders the reports required by Section 313(b) of the Trust Indenture Act at the times specified therein.

(c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act.

SECTION 8.15 Reports to the Property Trustee . The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a)(4) of the Trust Indenture Act in the form and in the manner required by Section 314 of the Trust Indenture Act. Delivery of such documents, reports and information are for information purposes only and the Property Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any covenants hereunder (as to which the Property Trustee is entitled to rely exclusively on an Officers’ Certificate).

SECTION 8.16 Evidence of Compliance with Conditions Precedent. Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given pursuant to Section 314(c)(1) of the Trust Indenture Act shall comply with Section 314(e) of the Trust Indenture Act.

SECTION 8.17 Number of Trustees.

(a) The number of Trustees shall initially be four, provided that the Depositor by written instrument may increase or decrease the number of Administrative Trustees.

(b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with Section 8.10.

(c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Trust Agreement), shall have all powers granted to the Administrative Trustees and shall discharge the duties imposed upon the Administrative Trustees by this Trust Agreement.

SECTION 8.18 Delegation of Power.

(a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(a)(i), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

(b) The Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

SECTION 8.19 Voting. Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.

SECTION 8.20 Enforcement of Rights of Property Trustee by Holders. If an Event of Default occurs and is continuing, then the Holders of Trust PIERS will rely on the enforcement by the Property Trustee of its rights against the Depositor as the holder of the Convertible Debentures. In addition, the Holders of a majority in aggregate Liquidation Amount of the Trust PIERS will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under this Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Convertible Debentures, provided that such direction shall not be in conflict with any rule of law or with this Trust Agreement, and could not involve the Property Trustee in personal liability in circumstances where reasonable indemnity would not be adequate. If the Property Trustee fails to enforce its rights under the Convertible Debentures, a Holder of Trust PIERS may, to the fullest extent permitted by applicable law, institute a legal proceeding against the Depositor to enforce its rights under this Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other Person, including the Trust; it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Trust Agreement to affect, disturb or prejudice the rights of any other of such Holders or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Trust Agreement, except in the manner herein provided and for the equal and ratable benefit of all such Holders. Notwithstanding the foregoing, a Holder of Trust PIERS may institute a legal proceeding directly against the Depositor, without first instituting a legal proceeding against or requesting or directing that action be taken by the Property Trustee or any other Person, for enforcement of payment to such Holder of principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate stated liquidation amount of the Trust PIERS of such Holder on or after the due dates therefor specified or provided for in the Convertible Debentures. The Depositor shall be subrogated to all rights of the Holders of Trust PIERS in respect of any amounts paid to such Holders by the Depositor pursuant to this Section 8.20.

ARTICLE IX

TERMINATION, LIQUIDATION AND MERGER

SECTION 9.01 Termination Upon Expiration Date. The Trust shall automatically dissolve on June 15, 2033 (the “Expiration Date”) or earlier pursuant to Section 9.02.

SECTION 9.02 Early Termination. Upon the first to occur of any of the following events (such first occurrence, an “Early Termination Event”), the Trust shall be dissolved and terminated in accordance with the terms hereof:

(a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

(b) the delivery of written direction to the Property Trustee by the Depositor at any time (which direction is optional and wholly within the discretion of the Depositor) to terminate the Trust and distribute the Convertible Debentures to Holders as provided in Section 9.05;

(c) the payment at maturity or redemption of all of the Convertible Debentures, and the consequent payment of the Trust PIERS;

(d) the entrance of an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction;

(e) 90 days after the revocation of the Depositor’s charter, but only if its charter is not reinstated during such 90-day period;

(f) when all of the Trust PIERS shall have been converted in accordance with their terms; and

(g) if prior to the issuance of the Trust Securities, when the Depositor and the Administrative Trustees have consented to such dissolution.

SECTION 9.03 Termination. The respective obligations and responsibilities of the Trust and the Trustees created hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to Holders upon the liquidation of the Trust pursuant to Section 9.05, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts or instruments required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; and (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Holders.

SECTION 9.04 Certificate of Cancellation . A Certificate of Cancellation (“Certificate”) to terminate the Trust (as permitted hereby) may be signed by any Administrative Trustee, individually, in such capacity so long as such Certificate fully complies with all legal requirements.

SECTION 9.05 Liquidation.

(a) If any Early Termination Event specified in clause (a), (b), (d) and (e) of Section 9.02 occurs, the Trust shall be liquidated and the Property Trustee shall distribute the Convertible Debentures to the Holders as provided in this Section 9.05.

(b) In connection with a distribution of the Convertible Debentures, each Holder of Trust Securities shall be entitled to receive, after the satisfaction of liabilities to creditors of the Trust (as evidenced by a certificate of the Administrative Trustees), a Like Amount of Convertible Debentures. Notice of liquidation shall be given by the Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder’s address appearing in the Securities Register. All notices of liquidation shall:

(i) state the Liquidation Date;

(ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Convertible Debentures; and

(iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Convertible Debentures as the Administrative Trustees or the Property Trustee shall deem appropriate.

(c) In order to effect the liquidation of the Trust and distribution of the Convertible Debentures to Holders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Convertible Debentures in exchange for the Outstanding Trust Securities Certificates.

(d) Except where Section 9.02(c), 9.02(f) or 9.05(g) applies, after the Liquidation Date, (i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Convertible Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Convertible Debentures, accruing interest at the rate provided for in the Convertible Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to Holders of Trust Securities Certificates with respect to such Convertible Debentures) and (iv) all rights of Holders holding Trust Securities will cease, except the right of such Holders to receive Convertible Debentures upon surrender of Trust Securities Certificates.

(e) The Depositor will use its reasonable efforts to have the Convertible Debentures that are distributed in exchange for the Trust PIERS to be listed on such securities exchange as the Trust PIERS are then listed. The Depositor may elect to have the Convertible Debentures issued in book-entry form to the Clearing Agency or its nominee.

(f) In the event that, notwithstanding the other provisions of this Section 9.05, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Convertible Debentures in the manner provided herein is determined by the Administrative Trustees not to be practical, in which event the Holders will be entitled to receive out of the assets of the Trust available for distribution to Holders, after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions, including Contingent Distributions, thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Trust PIERS, except that, if an Event of Default has occurred and is continuing, the Trust PIERS shall have a priority over the Common Securities.

SECTION 9.06 Mergers and Consolidations of the Trust. The Trust may not consolidate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except pursuant to Sections 9.02 and 9.05. The Trust may at the request of the Company, with the consent of a majority of the Administrative Trustees and without the consent of the Holders of the Trust Securities, the Delaware Trustee or the Property Trustee, consolidate, merge with or into, or be replaced by, or convey, or lease its properties or assets substantially as an entirety to, another trust organized as such under the laws of any state; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (y) substitutes for the Trust PIERS other securities having substantially the same terms as the Trust Securities (herein referred to as the “Successor Securities”) so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Depositor expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of legal title to the Convertible Debentures, (iii) the Trust PIERS or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Trust PIERS are then listed, (iv) such merger, consolidation or replacement does not cause the Trust PIERS (including any Successor Securities) to be downgraded by any nationally recognized rating, agency (v) such merger, consolidation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, other than with respect to any dilution of the holders’ interest in the new entity, (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation or replacement, the Depositor has received an Opinion of Counsel to the effect that (A) such merger, consolidation or replacement does not adversely affect the rights, preferences and privileges of the Holders of the Trust Securities (including any Successor Securities) in any material respect, other than with respect to any dilution of the Holders’ interest in the new entity, and (B) following such merger, consolidation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, and (viii) the Depositor guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of Holders of 100% in Liquidation Amount of the Trust Securities, consolidate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, merge with or into, or replace it if, in the opinion of tax counsel, such consolidation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01 Limitation of Rights of Holders . The death or incapacity of any Person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Holder for such Person, to claim an accounting, take any action or bring any proceeding in and for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 10.02 Amendment.

(a) This Trust Agreement may be amended from time to time by the Property Trustee and the Depositor, without the consent of any Holders, (i) to cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add to the covenants, restrictions or other obligations, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement, or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes at any time that any Trust Securities are outstanding, or to ensure that the Trust will not be required to register as an investment company under the Investment Company Act of 1940, or to conform to any change in the Investment Company Act of 1940 or the Trust Indenture Act or the rules and regulations under either law; provided, however, that, except in the case of clause (i), such action shall not adversely affect in any material respect the interests of any Holder, and any such amendments of this Trust Agreement shall become effective when notice thereof is given to the Holders.

(b) Except as provided in Section 10.02(c) hereof, any provision in this Trust Agreement may be amended by the Trust or the Property Trustee with (i) the consent of Trust Holders representing a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Property Trustee of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Property Trustee in accordance with such amendment will not affect the Trust’s status as a grantor trust for United States federal income tax purposes or the Trust’s exemption from status of an “investment company” under the Investment Company Act of 1940, as amended.

(c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Holder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) reduce the principal amount or the distribution rate or change the payment date or maturity of the Trust PIERS, (ii) restrict the right of a Holder to institute suit for the enforcement of any such payment on or after such date, (iii) change the Holder’s right to have its Trust PIERS exchanged for Convertible Debentures and simultaneously have such Debt Security repurchased upon a Change of Control or (iv) change the right of any Holder of Trust PIERS to convert its Trust PIERS upon the occurrence of the events set forth in Section 4.03 and at the conversion ratio, as adjusted; provided, however, that a majority in aggregate Liquidation Amount may consent to reduce the redemption notice period to not less than five days.

(d) Notwithstanding any other provisions of this Trust Agreement, the Property Trustee shall not enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an “investment company” under the Investment Company Act of 1940, or cease to be classified as a grantor trust for United States Federal income tax purposes.

(e) Without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor. In executing any amendment permitted by this Trust Agreement, the Property Trustee shall be entitled to receive, and (subject to Section 8.01) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Trust Agreement. Any Property Trustee may, but shall not be obligated to, enter into any such amendment which affects such Property Trustee’s own rights, duties, immunities or liabilities under this Trust Agreement or otherwise.

(f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

SECTION 10.03 Separability. In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.04 Governing Law . THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE HOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE.

SECTION 10.05 Successors. This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to both the Trust and the Trustees, including any successor by operation of law.

SECTION 10.06 Headings. The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

SECTION 10.07 Notice and Demand. Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Holder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Holder of Trust PIERS, to such Holder of Trust PIERS as such Holder’s name and address appear on the Securities Register and (ii) in the case of the Common Holder or the Depositor, to Omnicare, Inc., 100 East RiverCenter Boulevard, Covington, Kentucky 41011, Attention: Corporate Secretary, Facsimile No. (859) 392-3360. Such notice, demand or other communication to or upon a Holder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust or the Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (i) with respect to the Property Trustee and the Delaware Trustee, JPMorgan Chase Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, Attention: Institutional Trust Services; Chase Manhattan Bank USA, National Association, 500 Stanton Christiana Road, Building 4 (3rd Floor), Newark, Delaware 19713, Attention: Institutional Trust Services, as the case may be; and (ii) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked Attention: Administrative Trustees of Omnicare Capital Trust I c/o Corporate Secretary. Such notice, demand or other communication to or upon the Trust or the Trustees shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the applicable Trustee.

SECTION 10.08 Conflict with Trust Indenture Act.

(a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trustee Agreement and shall, to the extent applicable, be governed by such provisions.

(b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

(c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

(d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A HOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE HOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE SUBORDINATED INDENTURE AND THE AGREEMENT OF THE TRUST, SUCH HOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH HOLDER AND SUCH OTHERS.

IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement or have caused this Trust Agreement to be executed on their behalf, all as of the day and year first above written.

OMNICARE, INC., as Depositor

By:	/S/ JOEL F. GEMUNDER
	Name:	Joel F. Gemunder
	Title:	President and Chief Executive Officer

JPMORGAN CHASE BANK, as Property Trustee

By:	/S/ WILLIAM G. KEENAN
	Name:	William G. Keenan
	Title:	Vice President

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Delaware Trustee

By:	/S/ JOHN J. CASHIN
	Name:	John J. Cashin
	Title:	Vice President

/S/ DAVID W. FROESEL, JR.
David W. Froesel, Jr., as Administrative Trustee

/S/ THOMAS MARSH
Thomas Marsh, as Administrative Trustee

EXHIBIT A

EXHIBIT A

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT AS PROVIDED IN THE TRUST AGREEMENT REFERRED TO HEREIN

Certificate Evidencing Common Securities

of

Omnicare Capital Trust I

Common Securities

(liquidation amount $50 per Common Security)

Omnicare Capital Trust I, a statutory trust formed under the laws of the State of Delaware (the “Trust”), hereby certifies that              (the “Holder”) is the registered owner of              common securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the Common Securities (Liquidation Amount $50 per Common Security) (the “Common Securities”). Subject to the limitations in Section 9.1 of the Trust Agreement (as defined below), the Common Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of June 13, 2003, as the same may be amended from time to time (the “Trust Agreement”). Capitalized terms used but not defined herein shall have the meaning given them in the Trust Agreement. The Depositor will provide a copy of the Trust Agreement, the Guarantee Agreement and the Indenture (including any supplemental indenture) to the Holder without charge upon written request to the Depositor at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder to the extent provided therein.

By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this 13th day of June, 2003.

Omnicare Capital Trust I

By:

Name:

Administrative Trustee

PROPERTY TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Common Securities referred to in the within-mentioned Trust Agreement.

Dated: June 13, 2003

JPMorgan Chase Bank, not in its individual capacity but solely as Property Trustee

By:

Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Distributions payable on each Trust Common Security will be fixed at a rate per annum of 4.00% (the “Coupon Rate”) of the Liquidation Amount of $50 per Trust Common Security, such rate being the rate of interest payable on the Convertible Debentures to be held by the Property Trustee. Distributions on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the close of business on (i) the Business Day prior to the relevant Distribution Date if the Trust Common Securities are represented by book-entry certificates or (ii) if the Trust Common Securities are not in book-entry form and the convertible debentures are not in the form of a global certificate, the Depositor will have the right to select record dates, which must be at least one business day before an interest payment date. Distributions payable on any Trust Common Securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such Trust Common Securities are registered on the original record date, and such defaulted distribution will instead be payable to the person in whose name such Trust Common Securities are registered on the special record date or other specified date determined in accordance with the Trust Agreement. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

Distributions on the Trust Common Securities shall be cumulative and shall accumulate from the date of their original issuance and will be payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2003, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months; any period shorter than a full quarterly period will be computed on the basis of a 30-day month; and for any period less than a full calendar month, the number of days elapsed in such month.

During any quarterly period from March 15 to June 14, June 15 to September 14, September 15 to December 14 or December 15 to March 14, commencing with the quarterly period beginning June 15, 2009, the Trust will also pay contingent distributions (“Contingent Distributions”) of 0.125% of the average of the Trading Price of the Trust PIERS if the average of such Trading Prices for the five consecutive Trading Days ending on the second Trading Day preceding such quarterly period equals 115% or more of the stated liquidation amount of the Trust PIERS.

As long as no event of default has occurred and is continuing under the Indenture, the Depositor has the right under the Indenture to defer payments of interest (other than contingent interest) by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an “Extension Period”), provided that no Extension Period shall extend beyond the stated maturity date of the Debentures or any redemption date therefor. As a consequence of such deferral, Distributions (other than Contingent Distributions) will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Depositor Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, extend beyond the stated maturity date of the Debentures or any redemption date therefor. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Depositor may commence a new Extension Period, subject to the above requirements. The payment of Contingent Distributions may not, under any circumstances, be subject to an Extension Period.

The Property Trustee may, at the direction of the Depositor, at any time liquidate the Trust and cause the Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust or, simultaneously with any redemption of the Debentures, cause a Like Amount of the Trust Securities to be redeemed by the Trust.

Under certain circumstances, the right of the holders of the Common Securities shall be subordinate to the rights of the holders of the Trust PIERS, as provided in the Trust Agreement.

The Common Securities shall be redeemable as provided in the Trust Agreement.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Common Security Certificate)

Signature Guarantee:*

*	Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

AGREEMENT AS TO EXPENSES AND LIABILITIES

THIS AGREEMENT AS TO EXPENSES AND LIABILITIES (this “Agreement”) is made as of June 13, 2003, between Omnicare, Inc., a Delaware corporation (the “Company”), and Omnicare Capital Trust I, a Delaware Statutory Trust (the “Trust”).

WHEREAS, the Trust intends to issue its Common Securities (the “Common Securities”) to and receive Convertible Debentures from the Company and to issue and sell Omnicare Capital Trust I 4% Trust PIERS (the “Trust PIERS”) with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of June 13, 2003 as the same may be amended from time to time (the “Trust Agreement”); and

WHEREAS, the Company is the issuer of the Convertible Debentures.

NOW, THEREFORE, in consideration of the purchase by each Holder of the Trust PIERS, which purchase the Company hereby agrees shall benefit the Company and which purchase the Company acknowledges will be made in reliance upon the execution and delivery of this Agreement, the Company and the Trust hereby agree as follows:

ARTICLE I

Section 1.01. Guarantee by the Company. Subject to the terms and conditions hereof, the Company hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the “Beneficiaries”) the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, “Obligations” means any indebtedness, expenses or liabilities of the Trust, other than obligations of the Trust to pay to Holders of any Trust PIERS or other similar interests in the Trust the amounts due such Holders pursuant to the terms of the Trust PIERS. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

Section 1.02. Term of Agreement. This Agreement shall terminate and be of no further force and effect upon the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder of Trust PIERS or any Beneficiary must restore payment of any sums paid under the Trust PIERS, under any Obligation, under the Guarantee Agreement dated the date hereof by the Company and JPMorgan Chase Bank, as guarantee trustee, or under this Agreement for any reason whatsoever. Except as set forth in this Section 1.02, this Agreement is continuing, irrevocable, unconditional and absolute.

Section 1.03. Waiver of Notice. The Company hereby waives notice of acceptance of this Agreement and of any Obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.04. No Impairment. The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

(b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

(c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.

Section 1.05. Enforcement. A Beneficiary may enforce this Agreement directly against the Company and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company.

Section 1.06. Subrogation. Omnicare shall be subrogated to all rights (if any) of the Trust in respect of any amounts paid to the Beneficiaries by Omnicare under this Agreement; provided, however, that Omnicare shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Agreement.

ARTICLE II

Section 2.01. Binding Effect. All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.

Section 2.02. Amendment. So long as there remains any Beneficiary or any Trust PIERS of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the Holders of the Trust PIERS.

B-2

Section 2.03. Notices. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to-wit:

Omnicare Capital Trust I

c/o Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

Facsimile No.: 859-392-3360

Attention: Secretary

Omnicare, Inc.

100 East RiverCenter Boulevard

Covington, Kentucky 41011

Facsimile No.: 859-392-3360

Attention: Secretary

Section 2.04. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 2.05. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THIS AGREEMENT is executed as of the date and year first above written.

OMNICARE, INC.

By:
Joel F. Gemunder President and Chief Executive Officer

OMNICARE CAPITAL TRUST I

By:
David W. Froesel, Jr., as Administrative Trustee

B-3

EXHIBIT C

EXHIBIT C

EXHIBIT C FORM OF TRUST PREFERRED EQUITY INCOME REDEEMABLE SECURITIES

CERTIFICATE

[FORM OF FACE OF SECURITY]

[Include the following legend if the Trust PIERS is in global form and The Depository Trust Company is the Depositary]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Certificate Number	Aggregate Liquidation
Amount:

CUSIP NO.

Certificate Evidencing Trust Preferred Equity Income Redeemable Securities

of

Omnicare Capital Trust I

Trust Preferred Equity Income Redeemable Securities

(liquidation amount $50 per Preferred Security)

Omnicare Capital Trust I, a statutory trust created under the laws of the State of Delaware (the “Trust”), hereby certifies that              (the “Holder”) is the registered owner of [$             in aggregate liquidation amount of Trust Preferred Equity Income Redeemable Securities of the Trust](1) [the aggregate Liquidation Amount of Trust Preferred Equity Income Redeemable Securities of the Trust specified in Schedule A hereto](2) representing undivided beneficial interests in the assets of the Trust designated the Trust Preferred Equity Income Redeemable Securities (Liquidation Amount $50 per Trust PIERS) (the “Trust PIERS”). Subject to the Trust Agreement (as defined below), the Trust PIERS are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Trust PIERS represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of June 13, 2003, as the same may be amended from time to time (the “Trust Agreement”). Capitalized terms used but not defined herein shall have the meaning given them in the Trust Agreement. The Depositor will provide a copy of the Trust Agreement, the Guarantee Agreement and the Indenture (including any supplemental indenture) to the Holder without charge upon written request to the Trust at its principal place of business.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and to the benefits of the Guarantee Agreement to the extent provided therein.

[Include the following bracketed language if the Trust PIERS is in global form.]

[The aggregate principal amount of the Trust PIERS in global form represented hereby may from time to time be reduced to reflect conversions or redemptions of a part of this Trust PIERS in global form or cancellations of a part of this Trust PIERS in global form, in each case, and in any such case, by means of notations on the Global Certificate Transfer Schedule on the last page hereof. Notwithstanding any provision of this Trust PIERS to the contrary, conversions or redemptions of a part of this Trust PIERS in global form and cancellations of a part of this Trust PIERS in global form, may be effected without the surrendering of this Trust PIERS in global form, provided that appropriate notations on the Schedule of

[1]	Insert in Certificated Trust PIERS only.
[2]	Insert in Global Trust PIERS only.

Exchanges, Conversions, Redemptions, Cancellations and Transfers are made by the Property Trustee or the Clearing Agency at the direction of the Property Trustee, to reflect the appropriate reduction or increase, as the case may be, in the aggregate liquidation amount of this Trust PIERS in a global form resulting therefrom or as a consequence thereof.]

By acceptance hereof, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Trust PIERS as evidence of indirect beneficial ownership in the Debentures.

IN WITNESS WHEREOF, the Trust has executed this certificate this 13th day of June, 2003.

Omnicare Capital Trust I

By:
Name: Administrative Trustee

PROPERTY TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Trust PIERS referred to in the within-mentioned Trust Agreement.

Dated:  June 13, 2003

JPMorgan Chase Bank, not in its individual capacity but solely as Property Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

Distributions payable on each Trust PIERS will be fixed at a rate per annum of 4.00% (the “Coupon Rate”) of the liquidation amount of $50 per Trust PIERS, such rate being the rate of interest payable on the Convertible Debentures to be held by the Property Trustee. Distributions on the Trust Securities on each Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the close of business on (i) the Business Day prior to the relevant Distribution Date if the Trust PIERS are represented by Book-Entry Trust PIERS Certificates or (ii) if the Trust PIERS do not remain in book-entry form and the convertible debentures are not in the form of a global certificate, the Depositor will have the right to select record dates, which must be at least one business day before an interest payment date. Distributions payable on any Trust PIERS that are not punctually paid on any distribution date will cease to be payable to the person in whose name such Trust PIERS are registered on the original record date, and such defaulted distribution will instead be payable to the person in whose name such Trust PIERS are registered on the special record date or other specified date determined in accordance with the Trust Agreement. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

Distributions on the Trust PIERS shall be cumulative and shall accumulate from the date of their original issuance and will be payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on September 15, 2003, except as otherwise described below. Distributions will be computed on the basis of a 360-day year consisting of twelve 30-day months; any period shorter than a full quarterly period will be computed on the basis of a 30-day month; and for any period less than a full calendar month, the number of days elapsed in such month.

During any quarterly period from March 15 to June 14, June 15 to September 14, September 15 to December 14 or December 15 to March 14, commencing with the quarterly period beginning June 15, 2009, the Trust will also pay contingent distributions (“Contingent Distributions”) of 0.125% of the average of the Trading Price of the Trust PIERS if the average of such Trading Prices for the five consecutive Trading Days ending on the second Trading Day preceding such quarterly period equals 115% or more of the stated liquidation amount of the Trust PIERS.

As long as no event of default has occurred and is continuing under the Indenture, the Depositor has the right under the Indenture to defer payments of interest (other than contingent interest) by extending the interest payment period at any time and from time to time on the Debentures for a period not exceeding 20 consecutive calendar quarterly periods, including the first such quarterly period during such extension period (each an “Extension Period”), provided that no Extension Period shall extend beyond the stated maturity date of the Debentures or any redemption date therefor. As a consequence of such deferral, Distributions (other than Contingent Distributions) will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate with interest thereon (to the extent permitted by applicable law, but not at a rate exceeding the rate of interest then accruing on the Debentures) at the Coupon Rate compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Depositor Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions within such Extension Period, may not exceed 20 consecutive quarterly periods, including the first quarterly period during such Extension Period, extend beyond the stated maturity date of the Debentures or any redemption date therefor. Payments of accumulated Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Depositor may commence a new Extension Period, subject to the above requirements. The payment of Contingent Distributions may not, under any circumstances, be subject to an Extension Period.

The Property Trustee may, at the direction of the Depositor, at any time liquidate the Trust and cause the Convertible Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust or, simultaneously with any redemption of the Convertible Debentures, cause a Like Amount of the Trust Securities to be redeemed by the Trust.

The Trust PIERS shall be redeemable as provided in the Trust Agreement. If a Change of Control occurs, each holder of Trust PIERS will have the right to require the Depositor to purchase all or any part of that Holder’s Trust PIERS at a purchase price equal to 100% of the Trust PIERS repurchased plus accrued and unpaid Distributions, including Contingent Distributions, if any, on the Trust PIERS repurchased, to the date of purchase on the terms and conditions set forth in the Trust Agreement.

SUBJECT TO AND UPON COMPLIANCE WITH THE PROVISIONS OF THE TRUST AGREEMENT, THE TRUST PIERS ARE CONVERTIBLE, AT THE OPTION OF THE HOLDER, AT ANY TIME ON AND AFTER THE OCCURRENCE OF ANY OF THE EVENTS DESCRIBED BELOW, AND BEFORE 5:00 PM, NEW YORK, NEW YORK TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE DATE OF REPAYMENT OF SUCH TRUST PIERS, WHETHER AT STATED MATURITY OR UPON REDEMPTION, INTO FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK AT AN INITIAL CONVERSION RATIO OF 1.2248 SHARES OF COMMON STOCK FOR EACH $50 IN AGGREGATE PRINCIPAL AMOUNT OF TRUST PIERS SUBJECT TO ADJUSTMENT. A HOLDER MAY CONVERT ANY PORTION OF THE LIQUIDATION AMOUNT OF THE TRUST PIERS INTO THAT NUMBER OF FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK (CALCULATED AS TO EACH CONVERSION TO THE NEAREST  1/100TH OF A SHARE) OBTAINED BY MULTIPLYING (X) THE QUOTIENT OBTAINED BY DIVIDING THE LIQUIDATION AMOUNT OF THE TRUST PIERS TO BE CONVERTED BY $50 BY (Y) THE CONVERSION RATIO. UPON ANY EXERCISE OF SUCH CONVERSION RIGHT, THE CONVERSION AGENT SHALL EXCHANGE THE TRUST PIERS TO BE CONVERTED INTO CONVERTIBLE DEBENTURES ON THE BASIS OF ONE TRUST PIERS PER $50 PRINCIPAL AMOUNT OF CONVERTIBLE DEBENTURES, AND IMMEDIATELY CONVERT SUCH AMOUNT OF CONVERTIBLE DEBENTURES INTO SHARES OF COMMON STOCK IN AN AMOUNT DETERMINED AS DESCRIBED IN THIS PARAGRAPH.

A Holder’s right to convert its Trust PIERS will arise only upon the occurrence of any of the following:

Conversion Rights Based on Common Stock Price. If, as of the last day of any calendar quarter beginning with the quarter ending September 30, 2003, the Closing Sale Price of the Common Stock on each of at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such quarter is more than 130% of the Conversion Price in effect on the last day of such calendar quarter, then on and after the first day of the following calendar quarter (and only during such following calendar quarter), Holders may surrender their Trust PIERS for conversion into shares of Common Stock at any time at their option until 5:00 p.m., New York, New York time, on the Business Day immediately preceding the Stated Maturity or earlier Redemption Date.

Conversion Rights Based on Notice of Redemption. A Holder may surrender for conversion a Trust PIERS that has been called for redemption at any time prior to 5:00 p.m., New

York, New York time, on the day that is two Business Days immediately preceding the date of redemption, even if such Trust PIERS is not otherwise convertible at that time.

Conversion Rights Based on Trust PIERS Trading Price. Holders may also surrender a Trust PIERS for conversion during the five-Business-Day period following any 10-consecutive-Trading-Day period in which the average of the Trading Prices for the Trust PIERS for such 10-Trading-Day period is less than a Specified Trigger Percentage (as defined below) of the average of the Conversion Values for the Trust PIERS for each day during such period. The “Specified Trigger Percentage” shall be 105% for any 10-Trading-Day period that ends before June 15, 2028 and 98% for any 10-Trading-Day period ending on or after that date.

Conversion Rights Based on Occurrence of Certain Corporate Transactions.

If:

(a)	the Company shall distribute to all holders of its Common Stock rights or warrants entitling such holders to subscribe for or purchase, for a period expiring within 60 days of the date of any such distribution, Common Stock at a price per share less than the Trading Price of the Common Stock on the Trading Day immediately preceding the date of the announcement of such distribution;

(b)	the Company elects to distribute to all holders of its Common Stock cash or other assets, debt securities or rights or warrants to purchase its securities, which distribution has a per share value (as determined by the Company’s Board of Directors) exceeding 10% of the Trading Price of Common Stock on the Business Day preceding the declaration date for the distribution; or

(c)	a Change of Control would have occurred but holders of Trust PIERS do not have the right to require the Company to repurchase their Trust PIERS as a result of such Change of Control because either (1) the trading price of Common Stock during the period described in clause (x) of the definition of “Change of Control” set forth in the Indenture equals or exceeds the level specified in such definition or (2) the consideration received in such Change of Control consists of common stock that is freely tradable and the Trust PIERS become convertible into such common stock (as described in clause (y) of the definition of “Change of Control” set forth in the Trust Agreement), then the Company shall be required to notify the Holders of the Trust PIERS at least 20 days prior to the ex-dividend date for the distribution or within 30 days of the occurrence of the Change of Control, as the case may be. Once the Company has given such notice, Holders may surrender their Trust PIERS for conversion at any time until either (a) the earlier of the close of business on the Business Day immediately prior to the ex-dividend date and the date on which the Company announces that the distribution will not take place, in the case of a distribution or (b) 30 days after the date of the Change of Control notice, in the case of a Change of Control. A Holder will not have the right to convert Trust PIERS as a result of a distribution if the Holder has rights to participate, or will have such rights, in the distribution without conversion.

In addition, if the Depositor is party to a consolidation, merger or binding share exchange pursuant to which Common Stock will be converted into cash, securities or other property, or if the Company sells, transfers or leases all or substantially all of its assets (each of which is referred to herein as a “Business Consolidation Transaction”), a Holder may convert Trust PIERS at any time from and after the date which is 15 days prior to the anticipated effective date of such Business Consolidation Transaction until 15 days after the effective date of such Business Consolidation Transaction. At and after the effective time of a Business Consolidation Transaction, the right to convert a Convertible Debenture into Common Stock will be changed into a right to convert the Convertible Debenture into the kind and amount of cash, securities or other property which the Holder would have received if the Holder had converted such Convertible Debenture into Common Stock immediately prior to the Business Consolidation Transaction. Such adjustment would be made assuming the Holders did not exercise any rights of election as to the kind or amount of consideration receivable. The Company shall not become a party to any such transaction unless its terms are consistent with the conversion rights described in this paragraph.

A Holder may not exercise conversion rights in respect of any Trust PIERS in respect of which such Holder is exercising its option to require redemption upon a Change of Control pursuant to Section 3.01 of the Second Supplemental Indenture to the Subordinated Indenture. The Trust PIERS shall be subject to the further provisions relating to conversion set forth in the Trust Agreement and the Subordinated Indenture.

CONVERSION REQUEST

To:	JP Morgan Chase Bank,

as Property Trustee of

Omnicare Capital Trust I

The undersigned owner of these Trust PIERS hereby irrevocably exercises the option to convert these Trust PIERS, or the portion below designated, into Common Stock (as such term is defined in the Indenture, dated June 13, 2003, between Omnicare, Inc. and SunTrust Bank, as Trustee, as supplemented by the Second Supplemental Indenture, dated June 13, 2003 (the “Indenture”) in accordance with the terms of the Indenture and the Amended and Restated Trust Agreement (as amended from time to time, the “Trust Agreement”), dated as of June 13, 2003, by David W. Froesel, Jr. and Thomas Marsh, as Administrative Trustees, Chase Manhattan Bank USA, National Association, as Delaware Trustee, JPMorgan Chase Bank, as Property Trustee, Omnicare, Inc., as Depositor, and by the Holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Trust Agreement. Pursuant to the aforementioned exercise of the option to convert these Trust PIERS, the undersigned hereby directs the Conversion Agent (as that term is defined in the Trust Agreement) to (i) exchange such Trust PIERS for a portion of the Convertible Debentures (as that term is defined in the Trust Agreement) held by the Trust (at the rate of exchange specified in Trust Agreement and the Indenture) and (ii) immediately convert such Convertible Debentures on behalf of the undersigned, into Common Stock (at the Conversion Ratio as set forth in the Terms Agreement and the Indenture).

The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:

Number of Trust PIERS to be converted:

If a name or names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons.

(Sign exactly as your name appears on the other side of this Trust PIERS certificate) (for conversion of definitive Trust PIERS only)

Please print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number.

Signature Guarantee:*

*	Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Trust PIERS Certificate to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Trust PIERS Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Trust PIERS Certificate)

Signature Guarantee:*

*	Signature must be guaranteed by an “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Schedule A

Global Certificate Transfer Schedule

Changes to Principal Amount of Global Security

Date	Principal Amount of Securities by which this Global Security Is to Be Reduced and Reason for Reduction	Remaining Principal Amount of this Global Security (following decrease)	Authorized Signature of officer of Property Trustee or Clearing Agency

Schedule to be maintained by Property Trustee or Clearing Agency in cooperation with Property Trustee, as applicable.